      As filed with the Securities and Exchange Commission on July 30, 2004

                                                       Registration No. ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            NEVADA                  VOYAGER ONE, INC.            88-0492272
(State or Other Jurisdiction of    (Name of Registrant        (I.R.S. Employer
         Incorporation                in Our Charter)        Identification No.)
       or Organization)


  859 WEST END COURT, SUITE I
 VERNON HILLS, ILLINOIS 60061                                    3861
         847-984-6200
(Address and telephone number                       (Primary Standard Industrial
of Principal Executive Offices                       Classification Code Number)
and Principal Place of Business)


           SEBASTIEN DUFORT                                   COPY TO:
     859 WEST END COURT, SUITE I                        Philip E. Ruben, Esq.
     VERNON HILLS, ILLINOIS 60061                     Levenfeld Pearlstein, LLC
             847-984-6200                              2 North LaSalle Street
(Name, address and telephone number of                       Suite 1300
         agent for service)                            Chicago, Illinois 60602
                                                          Ph: 312-346-8380
                                                          Fax: 312-346.8434



         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                             CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                                                PROPOSED MAXIMUM
                                                               PROPOSED MAXIMUM    AGGREGATE        AMOUNT OF
           TITLE OF EACH CLASS OF          AMOUNT TO BE         OFFERING PRICE      OFFERING       REGISTRATION
         SECURITIES TO BE REGISTERED        REGISTERED           PER SHARE(1)       PRICE(1)           FEE
------------------------------------------------------------------------------------------------------------------
Common Stock                                  22,710,560             $2.50        $56,776,400        $7,194
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933. For the purposes of this table, we have used a bona fide estimate of the maximum offering price.
                               _________________

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                Subject to Completion, Dated _________ ___, 2004

                                VOYAGER ONE, INC.
                        22,710,560 SHARES OF COMMON STOCK

         This prospectus relates to the resale of up to 22,710,560 shares of Voyager One, Inc.'s common stock by certain persons who are, or will become, stockholders of Voyager One. Please refer to "Selling Stockholders" beginning on page 12. Voyager One is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement. All costs associated with this registration will be borne by us. Voyager One has agreed to pay Cornell Capital Partners, L.P. a fee of 5.0% of the proceeds raised by us under the Standby Equity Distribution Agreement.

         The shares of common stock are being offered for sale on a "best efforts" basis by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.

         Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. For a description of our equity line under this agreement, see "Standby Equity Distribution Agreement" on page 16. Once the registration statement becomes effective, Cornell Capital Partners, L.P. will pay Voyager One 98% of the lowest closing bid price of our common stock for the 5 trading days immediately following the date we notify Cornell Capital Partners of our request for an advance under Standby Equity Distribution Agreement. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. Accordingly, Cornell Capital Partners will receive a net discount of 7%. The net discount of 7% on the purchase of the common stock to be received by Cornell Capital Partners, L.P. will be an underwriting discount.

         Voyager One's common stock is not currently traded on any public trading market.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

         With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ___________ ___, 2004.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1


THE OFFERING...................................................................2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................3
RISK FACTORS...................................................................5
FORWARD-LOOKING STATEMENTS....................................................12
SELLING STOCKHOLDERS..........................................................12
USE OF PROCEEDS...............................................................15
DILUTION......................................................................15
STANDBY EQUITY DISTRIBUTION AGREEMENT.........................................16
PLAN OF DISTRIBUTION..........................................................17
DESCRIPTION OF BUSINESS.......................................................19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................22
MANAGEMENT....................................................................30
DESCRIPTION OF PROPERTY.......................................................33
LEGAL PROCEEDINGS.............................................................33
PRINCIPAL STOCKHOLDERS........................................................33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................34
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
     STOCKHOLDER MATTERS......................................................36
DESCRIPTION OF SECURITIES.....................................................36
EXPERTS.......................................................................38
LEGAL MATTERS.................................................................38
INTERESTS OF COUNSEL..........................................................38
HOW TO GET MORE INFORMATION...................................................39

FINANCIAL STATEMENTS.........................................................F-1
--------------------------------------------------------------------------------

         We intend to distribute to our stockholders annual reports containing audited financial statements. Our audited financial statements for the fiscal years ended December 31, 2002 and December 31, 2003, were contained in our Form 8-K/A filed on April 19, 2004.

                               PROSPECTUS SUMMARY


OVERVIEW

         Voyager One, a development stage company, was incorporated under the laws of the state of Nevada in April 2000. We conduct our operations through our wholly-owned subsidiary, Silicon Film Technologies, Inc., which is in the business of developing a solution for 35mm single lens reflex (which we sometimes refer to in this prospectus as "SLR") camera owners who are looking for a viable digital method without having to discard their present equipment. The principal key in achieving this objective involves our design, development, and sale of electronic film hardware and software products for digital imaging applications. We have developed technology that enables a conventional 35mm SLR camera to capture, store, and transfer digital images without any modification to the camera. We believe that our electronic film system (which we sometimes refer to in this prospectus as "EFS") and other products will be utilized among users desiring the functionality of both conventional and digital photography. Our growth is expected to be driven by the growth of digital imaging, a large installed base of conventional 35mm cameras, strong product appeal, a highly adaptable, scalable, and defensible product architecture, robust marketing and manufacturing strategies and a talented management and product development team.

         In February 2004, Voyager One acquired Silicon Film Technologies, Inc., an Illinois corporation, in exchange for 8,597,400 newly issued restricted shares of common stock of Voyager One and 625,000 newly issued shares of its Series A preferred stock. As a condition of the closing of the share exchange transaction, certain stockholders of Voyager One tendered a total of 1,298,400 shares of common stock for cancellation. Every eight shares of Silicon Film Technologies, Inc.'s Class A common stock were exchanged for one share of Voyager One's common stock, and every eight shares of Silicon Film Technologies, Inc. Class B common stock were exchanged for one share of Voyager One's Series A preferred stock (based on the total issuance of 8,597,400 Voyager One's shares of common stock). Each share of newly issued Series A preferred stock is entitled to 100 votes per share. Immediately after the closing of this transaction, we had 9,375,000 shares of common stock outstanding and 625,000 shares of Series A preferred stock outstanding.

         On April 28, 2004, Voyager One effected a 1-for-1.6 forward split of its shares of common stock and Series A preferred stock, and a cancellation of 400,000 shares of common stock (post-stock split) held by its CEO, John Lichter. Before the stock split there were 9,375,000 shares of common stock and 625,000 shares of Series A preferred stock issued and outstanding. After the stock split and cancellation of 400,000 shares, there were 14,600,000 shares of common stock and 1,000,000 shares of Series A preferred stock issued and outstanding. Any reference in this prospectus to common stock and Series A preferred stock after April 28, 2004 is stated on a post-stock split basis, unless otherwise indicated.


GOING CONCERN

         Our auditors have included an explanatory paragraph in their report for the year ended December 31, 2003, indicating that certain conditions exist that raise substantial doubt regarding our ability to continue as a going concern. The financial statements included in this prospectus do not include any adjustment to asset values or recorded amounts of liabilities that might be necessary in the event we are unable to continue as a going concern. If we are in fact unable to continue as a going concern, stockholders may lose their entire investment in our common stock.


ABOUT US

         Our principal office is located at 859 West End Court, Suite I, Vernon Hills, Illinois 60061. Our telephone number is (847) 984-6200.

                                  THE OFFERING

         This offering relates to the resale of common stock by certain persons who are, or will become, stockholders of Voyager One The selling stockholders consist of:

         o Cornell Capital Partners, L.P., which intends to sell up to 3,680,000 shares of common stock to be received upon conversion of debentures.

         o Cornell Capital Partners, L.P., which intends to sell up to 16,000,000 shares of common stock to be purchased under a Standby Equity Distribution Agreement.

         o Trey Resources, Inc., which intends to sell up to 2,200,000 shares of common stock to be purchased upon the conversion of debentures.

         o Newbridge Securities Corporation, which intends to sell up to 20,000 shares of common stock received as a placement agent fee.

         o Gerry Martin, who intends to sell up to 267,520 shares of common stock received as paid in capital (in connection with the formation of Voyager One).

         o Iwona Alami, who intends to sell up to 267,520 shares of common stock received for legal services.

         o Greg Orlandella, who intends to sell up to 267,520 shares of common stock acquired from an affiliate.

         o Patricia Heller, who intends to sell up to 8,000 shares of common stock received for secretarial services to Voyager One

COMMON STOCK OFFERED                22,710,560 shares by selling stockholders
                                    (the number of shares being registered for resale in this offering will represent approximately 62.22% of the total number of shares of common stock outstanding upon their issuance).

OFFERING PRICE                      Market price

COMMON STOCK OUTSTANDING
BEFORE THE OFFERING (1)             14,600,000 shares

USE OF PROCEEDS                     We will not receive any proceeds of the
                                    shares offered by the selling stockholders.
                                    Any proceeds we receive from the sale of common stock under the Standby Equity
                                    Distribution Agreement will be used for
                                    general working capital purposes. See "Use of Proceeds."

RISK FACTORS                        The securities offered hereby involve a high
                                    degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution."

TRADING MARKET                      None. Our common stock is not currently
                                    traded on any public market. A market maker has applied for quotation of our common stock on the Over-the-Counter Bulletin
                                    Board, although no assurances can be given that such application will be approved.


         (1) This table excludes outstanding options and preferred stock, which, if exercised or converted into shares of common stock, would result in Voyager One issuing an additional 1,400,000 shares of common stock.


                             SUMMARY FINANCIAL INFORMATION

                                      CUMULATIVE
                                    SINCE INCEPTION
                                    (JUNE 28, 2002)        QUARTER ENDED MARCH 31,
                                      TO MARCH 31,     -------------------------------
                                         2004               2004              2003
STATEMENT OF OPERATION DATA:         (CONSOLIDATED)    (CONSOLIDATED)
                                      ------------      ------------      ------------
Operating expenses:
  Amortization                        $   155,662       $    33,357       $        --
  Automobile expense                       15,675             5,275                --
  Bank service charge                       1,274               775                --
  Depreciation                              3,497             2,455                --
  Equipment rent                            9,668             9,668                --
  Licenses and permits                        453               453                --
  Insurance                                22,513            22,513                --
  Office supplies                          25,533            16,528                --
  Postage delivery                          4,078             3,704                --
  Product development                      12,456            12,456                --
  Consulting                              658,502           215,647                --
  Legal fees                               57,817            32,748                --
  Payroll and payroll taxes               124,776           124,661                --
  Rent                                     34,623            17,298                --
  Repairs                                   3,247             2,083                --
  Supplies                                  5,495             5,000                --
  Telephone                                11,702             8,408                --
  Travel and entertainment                 43,245            15,427                --
  Utilities                                 2,881             1,892                --
                                      ------------      ------------      ------------
    Total operating expenses and
      loss from operations              1,193,097           530,348                --
                                      ------------      ------------      ------------

Interest expense                           37,137             9,405                --
                                      ------------      ------------      ------------

Net loss before taxes                  (1,230,234)         (539,753)               --
                                      ------------      ------------      ------------

Net loss                              $(1,230,234)      $  (539,753)      $        --
                                      ============      ============      ============
Net loss per share                                      $     (0.04)      $        --
                                                        ============      ============


                                                 MARCH 31,          DECEMBER 31,
                                                   2004                2003
BALANCE SHEET DATA:                            (CONSOLIDATED)
                                                ------------        ------------

Cash                                            $        --         $    24,564
                                                ------------        ------------
  Total current assets                                   --              24,564
                                                ------------        ------------
Property, equipment and software,
  net                                                62,278              26,535
Due from related party                                   --              11,250
Deposit                                               8,400               8,400
Patents, net                                      1,078,510           1,111,867
                                                ------------        ------------
  Total other assets                              1,086,910           1,131,517
                                                ------------        ------------

  Total assets                                  $ 1,149,188         $ 1,182,616
                                                ============        ============

Bank overdraft                                  $     3,789         $        --
Accounts payable                                    516,553             456,744
Accrued expenses                                     14,549                  --
Accrued interest                                     28,385              18,978
Note payable - related party                        305,000             305,000
Notes payable                                       275,000                  --
                                                ------------        ------------
  Total current liabilities                       1,143,276             780,722
                                                ------------        ------------

Long term note payable                               25,000                  --

Preferred stock                                       1,000               1,000
Common stock                                         15,000              13,186
Additional paid-in capital                        1,194,146           1,078,189
Stock subscribed not issued                           1,000                  --
Deficit accumulated during
  development stage                              (1,230,234)           (690,481)
                                                ------------        ------------
  Total stockholders' (deficit)                     (19,088)            401,894
                                                ------------        ------------
  Total liabilities and
    stockholders' equity                        $ 1,149,188         $ 1,182,616
                                                ============        ============

                                  RISK FACTORS

         Voyager One is subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.


                          RISKS RELATED TO OUR BUSINESS


WE HAVE BEEN A DEVELOPMENT STAGE COMPANY AND HAVE HISTORICALLY LOST MONEY; LOSSES MAY CONTINUE IN THE FUTURE

         Incorporated in April 2000, Voyager One had been a development stage company with no operating history other than organizational matters and was organized for the purpose of creating a corporate vehicle to seek and effect a merger with a corporation that owned an operating business. Voyager One acquired Silicon Film Technologies, Inc., another development stage company with limited operating history, in February 2004. Accordingly, we have only a limited operating history upon which an evaluation of our business plan and prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered in the extremely competitive photographic/consumer electronics industry.

         We have historically lost money. Voyager One has experienced losses from operations as a result of its investment necessary under its operating plan, which is long-range in nature. In the three months ended March 31, 2004, we had a net loss of $539,753. In the years ended December 31, 2003 and 2002, we had net losses of $689,481 and $1,000, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because historically our operations have not been profitable.

         We will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly changing markets, including the risks described elsewhere in this section. Our business strategy may not be successful and we may not be able to successfully address these risks. If we are unable to obtain additional external funding or generate revenue from the sales of our products, we could be forced to curtail or cease our operations.


WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

         We have relied exclusively on external financing to fund our operations and cover our projects up-front costs. Such financing has historically come from a combination of borrowings and sale of common stock to third parties and funds provided by certain officers and directors. Over the next two years we anticipate that, in addition to the $20 million which will be available to us under the Standby Equity Distribution Agreement, we may need to raise additional capital to fund additional acquisitions and future projects. We anticipate that these additional funds will be in the range of $10 million to $30 million, depending on the pace and size of our acquisitions. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing stockholders. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our operations and expansion, successfully promote our name, products or services, develop or enhance our technology, take advantage of business opportunities or respond to competitive market pressures, any of which could make it more difficult for us to continue operations. Any reduction in our operations may result in a lower stock price.

         A portion of our future revenue is dependent upon the success of long-term projects which require up-front expense to us. There can be no assurance that revenues will be realized until the projects are completed or certain significant milestones are met. In certain instances, we may be dependent on the efforts of third parties to adequately complete our portion of a project and, even if our products and processes perform as required, a project may still fail due to other components of the project supplied by third parties. Our failure, or any failure by a third-party with which we may contract to perform services or deliver products on a timely basis could result in a substantial loss to us.

IF WE DEFAULT UNDER CERTAIN AGREEMENTS, ALL OF OUR ASSETS ARE AT RISK, AND WE MAY BE FORCED TO CURTAIL OR CEASE OUR OPERATIONS.

         On May 14, 2004, all of our assets were pledged as a security interest in any and all obligations existing or thereafter incurred by us to Cornell Capital. In the event of default to Cornell Capital, we could lose some or all of our assets which would force us to curtail or cease operations.

         Events of default for these purposes include any failure by us to pay amounts owed to Cornell Capital when due, any failure to fulfill our covenants or agreements under the Standby Equity Distribution Agreement, Securities Purchase Agreement or related documents, or any occurrence of bankruptcy or trusteeship. If we default, Cornell Capital would be entitled to, among other things, accelerate our obligations to repay outstanding amounts under convertible debentures or other unpaid obligations to Cornell Capital. Cornell Capital would also be entitled to seize control of our assets and sell them to third parties. Cornell Capital has twice agreed to amend the deadline to file this registration statement (most recently to July 30, 2004) so that we would not be in default of our Registration Rights Agreement obligations.


WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

         Our auditors have included an explanatory paragraph in their report for the year ended December 31, 2003, indicating that certain conditions exist that raise substantial doubt regarding our ability to continue as a going concern. The financial statements included in this prospectus do not include any adjustment to asset values or recorded amounts of liabilities that might be necessary in the event we are unable to continue as a going concern. If we are in fact unable to continue as a going concern, stockholders may lose their entire investment in our common stock.


WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON MARCH 31, 2004 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES

         We had no current assets at March 31, 2004 and we had current liabilities of $1,143,276. As a result, we had a working capital deficit of $1,143,276 at March 31, 2004. Our working capital deficit means that we do not have sufficient current assets to satisfy all of our current liabilities.


OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         In May, 2004, Voyager One filed, through its market maker, an information statement pursuant to Section 15c-211 with the National Association of Securities Dealers, Inc. ("NASD") for approval for trading on the over-the-counter Bulletin Board. Our application is currently pending and has not been approved yet. Once a trading market is established, there can be no assurance that it will be active. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.


OUR COMMON STOCK WILL BE DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         In May, 2004, Voyager One filed, through its market maker, an information statement pursuant to Section 15c-211 with the NASD for approval for trading on the over-the-counter Bulletin Board. Once a trading market is established, our common stock will be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

         o        With a price of less than $5.00 per share;

         o        That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.


WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

                  Our success largely depends on the efforts and abilities of key executives and consultants, including Sebastien DuFort, our President, and John Lichter, our Chief Executive Officer. The loss of the services of either person could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on either Mr. DuFort or Mr. Lichter.


WE HAVE A LIMITED OPERATING HISTORY UPON WHICH VENDORS AND OTHER BUSINESS ENTITIES CAN BASE THEIR CREDIT DECISIONS

         Incorporated in April, 2000, Voyager One had been a development stage company with no operating history other than organizational matters and was organized for the purpose of creating a corporate vehicle to seek and effect a merger with a corporation that owned an operating business. Voyager One acquired Silicon Film Technologies, Inc., another development stage company with limited operating history, in February, 2004. Accordingly, Voyager One has only a limited operating history upon which vendors of parts, machinery and other materials as well as financial institutions and other business entities can evaluate our credit risk. We may have difficulty establishing the business relationships that we seek which are essential to our daily operations and growth and development. Our lack of credit history could result in time-consuming modifications in product design, delays in manufacture as well as a change in daily operations. These changes could impact our ability to keep on schedule and could impair our profitability.


IF THE EXCHANGE RATE BETWEEN THE EURO AND THE U.S. DOLLAR INCREASES, OUR PRODUCTION COSTS WILL INCREASE, AND WE MAY BE FORCED TO REDUCE OR CEASE OPERATIONS

         The CMOS sensor, which is currently manufactured in Brussels, Belgium, is an integral and costly component of our Electronic Film System (EFS). There are limited manufacturers of this type of sensor worldwide. The manufacturing cost of the sensor is the single most expensive component of our EFS. We are subject to the fluctuations of the worldwide financial markets and the corresponding exchange rates. If the exchange rate between the Euro and the U.S. Dollar remains unfavorable, our purchasing ability will be drastically affected, which may cause us to reduce or cease operations.


OUR BUSINESS REVENUE GENERATION MODEL IS UNPROVEN AND COULD FAIL

         Our revenue model is new and evolving, and we cannot be certain that it will be successful. Our ability to generate revenue depends, among other things, on our ability to develop and ultimately sell quality photographic/consumer electronic products, software and services to our customers and other products that utilize similar technology in different applications. Our success is largely dependent upon our ability to successfully integrate and manage our acquisitions. The potential profitability of this business model is unproven. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth or achieve or sustain profitability.


IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY IN THE HIGHLY COMPETITIVE PHOTOGRAPHIC/CONSUMER ELECTRONICS INDUSTRIES, WE MAY BE FORCED TO REDUCE OR CEASE OPERATIONS

         Our ability to compete effectively with our competitors depends on the following factors, among others:

         o the performance of our products, services and technology in a manner that meets customer expectations;
         o the success of our efforts to develop effective channels of distribution for our products;
         o our pricing policies and our competitors and suppliers pricing policies ;
         o general conditions in the photographic/consumer electronics industries;
         o the success of our efforts to develop, improve and satisfactorily address any issues relating to our technology;
         o our ability to effectively compete with companies that have substantially greater market presence and financial, technical, marketing and other resources than Voyager One
         o The timely delivery and successful implementation of our technology to higher-end products
         o The timing of introductions of new services and/or products by us and our competitors
         o Our ability to support existing and emerging industry standards and industry and general economic trends

         There can be no assurance that Voyager One will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.


MANAGEMENT AND DIRECTORS OF VOYAGER ONE HAVE A SIGNIFICANT PERCENTAGE OF THE FULLY DILUTED NUMBER OF SHARES OF OUR COMMON STOCK, AND SUCH CONCENTRATION OF OWNERSHIP MAY HAVE THE EFFECT OF DELAYING OR PREVENTING A CHANGE OF CONTROL OF OUR COMPANY

         As a result, these management and director equity holders will have significant influence in matters requiring stockholder approval, including the election and removal of directors, the approval of significant corporate transactions, and the control of the management and affairs of Voyager One. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of Voyager One, impeding a merger, consolidation, takeover or other business combination involving the Company or discouraging a potential acquirer from attempting to obtain control of Voyager One.


WE MAY NOT EFFECTIVELY MANAGE THE GROWTH NECESSARY TO EXECUTE OUR BUSINESS PLAN, WHICH COULD ADVERSELY AFFECT THE QUALITY OF OUR OPERATIONS AND OUR COSTS

         In order to achieve the critical mass of business activity necessary to successfully execute our business plan, we must significantly grow internally. This growth will place significant strain on our current personnel, systems and resources. We expect that we will continue to hire employees, including technical, managerial, marketing and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, and expand our internal management, technical information and accounting systems in order to support our desired growth. We cannot be sure that we will manage our growth effectively, and our failure to do so could cause us to reduce or cease operations.


WE MAY NOT BE ABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD HARM OUR BUSINESS BY MAKING IT EASIER FOR OUR COMPETITORS TO DUPLICATE OUR SERVICES

         We regard certain aspects of our products, processes, services and technology as proprietary. We have taken steps to protect them with patents, trademarks, restrictions on disclosure and other methods. Despite these precautions, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. We may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if we win. Any infringement, misappropriation or independent development and any litigation arising therefrom could adversely affect our business, financial condition and operating results such that it could cause us to reduce or cease operations.

         We are in the process of changing our corporate name to "Side, Inc.". The Board of Directors approved a resolution amending the Articles of Incorporation changing the name of the corporation from Voyager One, Inc. to "Side, Inc." pending stockholder approval. In accordance therewith, we own the internet domain names www.side.com and www.siliconfilm.com. The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies could establish additional top-level domains or modify the requirements for holding domain names, any or all of which may dilute the strength of our anticipated name. We may not acquire or maintain our domain name or additional common names in all of the countries in which our marketplace may be accessed, or for any or all of the top-level domains that may be introduced. The relationship between regulations governing domain names and laws protecting proprietary rights is unclear. Therefore, we may not be able to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.

WE HAVE NO MANUFACTURING CAPABILITIES AND LIMITED MANUFACTURING PERSONNEL, BUT WILL INSTEAD DEPEND ON THIRD PARTIES TO MANUFACTURE OUR PRODUCTS AND FUTURE PRODUCTS; IF THESE MANUFACTURERS FAIL TO MEET OUR REQUIREMENTS, OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION EFFORTS MAY BE MATERIALLY HARMED

         We have limited personnel with experience in, and we do not own facilities for, manufacturing any products. We will depend on third parties to manufacture our products and any future products that we may develop.

         We will enter into agreements with manufacturers to provide finished product services for commercial supply. These manufacturers of our products will be single source suppliers to us for a significant period of time.

         We have not yet manufactured our products at commercial scale on a consistent basis. In order to produce our products in the quantities necessary to meet anticipated market demand, we and our contract manufacturers will need to increase manufacturing capacity. If we are unable to validate our commercial scale manufacturing process or increase our manufacturing capacity, or if the cost of this increased capacity is onerous to us, we may not be able to produce our products in a sufficient quantity to meet future demand. In addition, our revenues and gross margins could be adversely affected.

         Reliance on third party manufacturers entails risks to which we would not be subject if we manufactured products ourselves, including:

         o reliance on the third party for regulatory compliance and quality assurance
         o the possible breach of the manufacturing agreement by the third party because of factors beyond our control
         o the possibility of termination or nonrenewal of the agreement by the third party, based on its own business priorities, at a time that is costly or inconvenient for us.

         We may in the future elect to manufacture some of our products in our own manufacturing facilities. We would need to invest substantial additional funds and recruit qualified personnel in order to build or lease and operate any manufacturing facilities.


WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES, WHICH COULD RENDER OUR PRODUCTS AND PROCESSES OBSOLETE

         The photographic/consumer electronics industry is characterized by rapid technological change, changes in customer requirements and preferences, frequent introduction of products and services embodying new technologies and the emergence of new industry standards and practices that could render our existing technology and systems obsolete. Our future success will depend on our ability to enhance and improve the responsiveness, functionality, accessibility and features of our products. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate many of the new products and services that we anticipate will be added to our marketplace. We cannot assure you that we will be able to expand and upgrade our technology and systems, or successfully integrate new technologies or systems we develop in the future, to accommodate such increases in a timely manner which either delay or prevent us from completing the development of our products and processes.


WE MAY NOT SUCCESSFULLY EXECUTE OR INTEGRATE OUR ACQUISITIONS

         Our new business model is dependent upon growth through acquisition of other photographic/electronic digital providers. We have completed one acquisition during this calendar year. We expect to continue making acquisitions that will enable us to build our photographic/electronics business. Acquisitions involve numerous risks, including the following:

         o Difficulties in integrating the operations, technologies, products and personnel of the acquired companies
         o Diversion of management's attention from normal daily operations of the business
         o Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions
         o        Initial dependence on unfamiliar partners
         o Insufficient revenues to offset increased expenses associated with acquisitions
         o        The potential loss of key employees of the acquired companies

         Acquisitions may also cause us to do the following:

         o Issue common stock that would dilute our current stockholders' percentage ownership
         o        Assume liabilities
         o Record goodwill and non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges
         o Incur amortization expenses related to certain intangible assets
         o Incur large and immediate write-offs, and restructuring and other related expenses; or become subject to litigation

         Mergers and acquisitions of high-technology companies are inherently risky, and no assurance can be given that our previous or future acquisitions will be successful and will not materially adversely affect our business, operating results or financial condition. Failure to manage and successfully integrate acquisitions we make could harm our business and operating results in a material way.



                         RISKS RELATED TO THIS OFFERING


FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 14,600,000 shares of common stock outstanding as of July 26, 2004 (assuming no exercise of options and warrants), 433,600 shares are freely tradable without restriction. The remaining 14,166,400 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may eventually be resold under Rule 144.


EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT UPON CONVERSION OF DEBENTURES

         The sale of shares pursuant to the Standby Equity Distribution Agreement upon conversion of the debentures will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue upon the conversion of the debentures under the Standby Equity Distribution Agreement to draw down the full amount. The lower our stock price, the more dilution our existing stockholders would experience. See "Standby Equity Distribution Agreement," below.


THE INVESTOR UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the Standby Equity Distribution Agreement will be issued at a net discount of 7% discount to the lowest closing bid price for the 5 trading days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

IF OUR COMMON STOCK PRICE FALLS, THE NUMBER OF SHARES ISSUED UPON THE CONVERSION OF DEBENTURES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WOULD INCREASE, AND THIS INCREASE COULD CAUSE OUR COMMON STOCK PRICE TO DECLINE

         We issued debentures convertible into our common stock under the Standby Equity Distribution Agreement. The conversion price equals the lowest closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg L.P. for the five (5) trading days immediately preceding the conversion date. If the common stock is not traded on a Principal Market, the closing bid price shall mean, the reported closing bid price for the common stock, as furnished by the NASD for the applicable periods. These debentures are not convertible if such conversion would result in Cornell Capital beneficially owning more than 4.9% of our outstanding common stock, except upon an event of default or within sixty (60) days of maturity. For example, if the conversion price of the common stock were $2.50, $2.00, $1.50 or $1.00 per share, then we would be required to issue 296,000, 370,000, 493,334, or 740,000 shares of common stock, respectively. These discounted sales could also cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell in the public market the shares of common stock being registered for resale in this offering. That means that up to 22,710,560 shares of common stock, the number of shares being registered for resale in this offering may be sold. Such sales may cause our stock price to decline.


THE SALE OF OUR COMMON STOCK (FOLLOWING CONVERSION OF THE DEBENTURES ISSUED UNDER OUR STANDBY EQUITY DISTRIBUTION AGREEMENT) COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH IN TURN COULD CAUSE OUR STOCK PRICE TO DECLINE

         Substantial sales of our common stock in connection with the Standby Equity Distribution Agreement (after conversion of debentures) could cause significant downward pressure on the price of our common stock, and that in turn could encourage short sales by third parties. Short sales could place even more downward pressure on the price of our common stock.


OUR COMMON STOCK HAS NEVER TRADED, AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

         In May, 2004, Voyager One, through its market maker, filed an information statement pursuant to Section 15c-211 with the NASD in order to obtain approval for trading on the over-the-counter Bulletin Board. We have not received NASD's approval yet. Since our common stock has not traded on any public market before, we cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.


THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.


WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED

         We depend on external financing to fund our operations. Our financing needs are expected to be provided primarily from the Standby Equity Distribution Agreement. We cannot assure you that such financing will be available in sufficient amounts or at all when needed, in part because there is not a public market on which our common stock is traded. Cornell Capital Partners is not obligated to provide us with more than $20,000,000 of financing under the Standby Equity Distribution Agreement during its two-year term, and not more than $280,000 for every seven trading days. However, even these maximum amounts may never be available to us if our shares trade too thinly during the term of that agreement.

                           FORWARD-LOOKING STATEMENTS


FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.


                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to Voyager One and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following this table.

                                                           SHARES
                                                          ISSUABLE
                                                          UNDER THE
                                                        STANDBY EQUITY     SHARES OF
                               SHARES OWNED BEFORE       DISTRIBUTION     COMMON STOCK
   SELLING STOCKHOLDER            OFFERING (1)            AGREEMENT       BEING OFFERED       SHARES OWNED AFTER OFFERING
   -------------------            ------------            ---------       -------------       ---------------------------
                               NUMBER       PERCENTAGE       NUMBER           NUMBER            NUMBER          PERCENTAGE
                               ------       ----------       ------           ------            ------          ----------
Cornell Capital Partners,
  L.P.  (2)                     736,000 (3)      5.0%      16,000,000         19,680,000 (3)           --                  *

Trey Resources, Inc. (4)        440,000 (5)      3.0%              --          2,200,000 (5)           --                  *

Newbridge Securities
  Corporation (6)                 4,000             *              --             20,000 (7)           --                  *

Iwona Alami                     557,120          3.8%              --            267,520          289,600                  *

Gerry Martin (8)                267,520          1.8%              --            267,520               --                  *

Greg Orlandella                 267,520          1.8%              --            267,520               --                  *

Patricia Heller (9)               8,000             *              --              8,000               --                  *
                             ----------                   -----------        -----------       ----------            ---------
TOTAL                         2,280,160         15.6%      16,000,000         22,710,560          289,600                  *
                             ==========                   ===========        ===========       ==========            =========

-----------------------------------------
*        Less than 1%.
(1) Applicable percentage of ownership is based on 14,600,000 shares of common stock outstanding as of July 26, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of July 26, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 26, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) All investment and voting decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment and voting decisions on behalf of Yorkville Advisors.

(3) The 736,000 shares of common stock represent shares underlying convertible debentures at an assumed price of $2.50 per share. Because the conversion price will fluctuate based on the market price of our stock, the actual number of shares to be issued upon conversion of the debentures may be higher or lower. We are registering for resale a total of 3,680,000 shares to cover such conversions.

(4) Mike Meller makes all investment and voting decisions on behalf of Trey Resources, Inc. as its President.

(5) The 440,000 shares of common stock represent shares underlying convertible debentures at an assumed price of $2.50 per share. Because the conversion price will fluctuate based on the market price of our stock, the actual number of shares to be issued upon conversion of the debentures may be higher or lower. We are registering for resale a total of 2,200,000 shares to cover such conversions.

(6) Guy Amico makes all investment and voting decisions on behalf of Newbridge Securities Corporation as its President.

(7) Represents shares of common stock underlying convertible debentures at an assumed price of $2.50 per share. Because the conversion price will fluctuate based on the market price of our stock, the actual number of shares to be issued upon conversion of the debentures may be higher or lower. We are registering for resale a total of 20,000 shares to cover such conversions.

(8)      Mr. Martin is our former President and director.

(9)      Ms. Heller is our former Secretary and director.

         The selling stockholders have not held a position or office or had any other material relationship with Voyager One, and are not affiliated with any registered broker-dealer except as described below.


SHARES ACQUIRED IN FINANCING TRANSACTION WITH VOYAGER ONE

         CORNELL CAPITAL PARTNERS, L.P. Cornell Capital Partners, L.P. is the investor under the Standby Equity Distribution Agreement and the holder of convertible debentures. Cornell Capital Partners acquired all shares being registered for resale in this offering in financing transactions with Voyager One. Those transactions are explained below.

o STANDBY EQUITY DISTRIBUTION AGREEMENT. In June 2004, we entered into an Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Under the Standby Equity Distribution Agreement, once this registration statement is declared effective, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $20.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Voyager One 98% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a commitment fee of 5% of each advance under the Standby Equity Distribution Agreement. In connection with this agreement Cornell Capital Partners also received a commitment fee of $740,000, payable as a debenture convertible into shares of common stock at a price equal to the lowest closing bid price for the five trading days immediately preceding the conversion date. We may request an advance only to the extent that such advance would not result in Cornell Capital beneficially owning more than 9.9% of our outstanding common stock. Because the market price of our stock will fluctuate, the actual number of shares to be issued may be higher or lower. We are registering for resale 16,000,000 shares in this offering that may be issued to Cornell Capital under the Standby Equity Distribution Agreement and 1,480,000 shares in this offering that may be issued to Cornell Capital upon conversion of the $740,000 commitment fee debenture.

o CONVERTIBLE DEBENTURES ISSUED IN CONNECTION WITH STANDBY EQUITY DISTRIBUTION AGREEMENT. On June 10, 2004, Voyager One issued a convertible debenture in the amount of $740,000 to Cornell Capital Partners. The debenture is convertible at the holder's option any time up to maturity (two years from the date of issuance) at a conversion price equal to the lowest closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg L.P. for the five trading days immediately preceding the conversion date. If the common stock is not traded on a principal market, the closing bid price means the reported closing bid price for the common stock as furnished by the NASD for the applicable periods. This debenture is not convertible if such conversion would result in Cornell Capital Partners beneficially owning more than 4.9% of our outstanding common stock, except upon an event of default or within sixty (60) days of maturity. At maturity, Voyager One has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to the lowest closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg L.P. for the five trading days immediately preceding the conversion date. If our common stock is not traded on a principal market, the closing bid price means the reported closing bid price for our common stock as furnished by the NASD for the applicable periods. We are registering for resale in this offering 1,480,000 shares of common stock underlying these convertible debentures.

o CONVERTIBLE DEBENTURES ISSUED IN CONNECTION WITH SECURITIES PURCHASE AGREEMENT. On May 21, 2004, Voyager One issued two convertible debentures (one for $300,000 and one for $100,000 ) to Cornell Capital Partners. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 150% of the lowest closing bid price of the common stock as submitted by a market maker and approved by the NASD or (ii) 50% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. These debentures are not convertible if such conversion would result in Cornell Capital Partners beneficially owning more than 4.9% of our outstanding common stock, except upon an event of default or within sixty (60) days of maturity. At maturity, Voyager One has the option to either pay the holder 150% of the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 150% of the lowest closing bid price of the common stock as submitted by a market maker and approved by NASD or (ii) 50% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The convertible debentures are secured by all of Voyager One's assets. If the debentures are redeemed, Voyager One will issue to Cornell Capital Partners a warrant to purchase 50,000 shares of common stock for every $100,000 redeemed. Subsequently Trey Resources, Inc. agreed to purchase up to $550,000 of these convertible debentures in Voyager One from Cornell Capital partners in connection with the Securities Purchase Agreement. Under the Securities Purchase Agreement, Cornell Capital Partners can purchase up to $1,100,000 of convertible debentures from Voyager One. We are registering for resale in this offering 2,200,000 shares of common stock underlying these convertible debentures.

o NEWBRIDGE SECURITIES CORPORATION. Newbridge Securities Corporation is a registered broker-dealer that we engaged to advise us in connection with the Standby Equity Distribution Agreement. We paid Newbridge Securities Corporation a fee of $10,000, payable as a debenture convertible into shares of common stock at a price equal to the lowest closing bid price for the five trading days immediately preceding the conversion date. We are registering for resale in this offering 20,000 shares of common stock underlying this convertible debenture.

o TREY RESOURCES, INC. Trey Resources, Inc. is a publicly-traded company that purchased $550,000 of convertible debentures in Voyager One. These debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 150% of the lowest closing bid price of our common stock as submitted by a market maker and approved by the NASD or (ii) 50% of the lowest closing bid price of our common stock for the five trading days immediately preceding the conversion date, except upon an event of default or within 60 days of maturity. These debentures are not convertible if such conversion would result in Trey Resources beneficially owning more than 4.9% of our outstanding common stock. At maturity, Voyager One has the option to either pay the holder 150% of the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 150% of the lowest closing bid price of the common stock as submitted by a market maker and approved by the NASD or (ii) 50% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The convertible debentures are secured by all of Voyager One's assets. If the debentures are redeemed, Voyager One will issue to Trey Resources a warrant to purchase 50,000 shares for every $100,000 redeemed. We are registering in this offering 2,200,000 shares of common stock underlying the convertible debenture held by Trey Resources.


SHARES ACQUIRED PRIOR TO THE ACQUISITION OF SILICON FILM TECHNOLOGIES, INC.

o Gerry Martin intends to sell up to 267,520 shares of common stock received as paid in capital (in connection with the formation of Voyager One). These shares were issued at $0.001 per share. Mr. Martin is our former President and director.
o Iwona Alami intends to sell up to 267,520 shares of common stock received for legal services. These shares were issued at $0.001 per share.
o Greg Orlandella intends to sell up to 267,520 shares of common stock acquired from Mr. Gerry Martin.
o Patricia Heller intends to sell up to 8,000 shares of common stock received for secretarial services to Voyager One. These shares were issued at $0.001 per share. Ms. Heller is our former Secretary and director.

THERE ARE CERTAIN RISKS RELATED TO SALES OF OUR COMMON STOCK

         There are certain risks related to sales of our common stock, including:

         o The outstanding shares are issued based on discount to the market rate. As a result, the lower the stock price around the time the selling stockholders are issued shares, the greater chance that the selling stockholders get more shares. This could result in substantial dilution to the interests of other holders of common stock.

         o To the extent the selling stockholders sell their common stock, the common stock price may decrease due to the additional shares in the market. This could allow the selling stockholders to sell greater amounts of common stock, the sales of which would further depress the stock price.

         o The significant downward pressure on the price of the common stock as the selling stockholders sell material amounts of common stock could encourage short sales by the selling stockholders or others. This could place further downward pressure on the price of the common stock.


                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 98% of the lowest closing bid price of our common stock for the five days immediately following the date we notify Cornell Capital Partners of our request for an advance under that agreement.

         For illustrative purposes, Voyager One has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $50,000 and commitment fees of 5% of the gross proceeds raised under the Standby Equity Distribution Agreement. Net proceeds will be used only for general working capital.

Gross Proceeds                       $  5,000,000       $ 10,000,000       $ 15,000,000       $ 20,000,000
LESS EXPENSES AND OFFERING FEES          (300,000)          (550,000)          (800,000)        (1,050,000)
Net Proceeds                            4,700,000          9,450,000         14,200,000         18,950,000
                                     ------------       ------------       ------------       ------------

USE OF PROCEEDS:
-----------------------------------------------------------------------------------------------------------

General Working Capital                 4,700,000          9,450,000         14,200,000         18,950,000
                                     ------------       ------------       ------------       ------------

Total                                $  4,700,000       $  9,450,000       $ 14,200,000       $ 18,950,000
                                     ============       ============       ============       ============


                                    DILUTION

         The net tangible book value of Voyager One as of March 31, 2004 was ($1,097,598) or ($0.0752) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Voyager One (total tangible assets less total liabilities) by the number of outstanding shares of our common stock (14,600,000 shares). Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Voyager One, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $1.25 per share.

         If we assume that Voyager One had issued 16,000,000 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $1.25 per share (I.E., the maximum number of shares needed to fully utilize the $20.0 million available under the Standby Equity Distribution Agreement), less commitment fees of $1,740,000 and $50,000 of other offering expenses, our net tangible book value as of March 31, 2004 would have been $17,112,402 or $0.5592 per share. This represents an immediate increase in net tangible book value to existing stockholders of $0.6344 per share and an immediate dilution to new stockholders of $0.6908 per share. The following table illustrates the per share dilution:


Assumed public offering price per share                                            $1.2500
Net tangible book value per share before this offering          $ (0.0752)
Increase attributable to new investors                          $  0.6344
                                                                ----------
Net tangible book value per share after this offering                              $0.5592
                                                                                   --------
Dilution per share to new stockholders                                             $0.6908
                                                                                   ========

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

              ASSUMED           NO. OF SHARES TO BE     DILUTION PER SHARE TO
          OFFERING PRICE               ISSUED               NEW INVESTORS
          --------------        -------------------     ---------------------
              $2.500                 8,000,000                 $1.7428
              $1.875                10,666,666                 $1.1977
              $1.500                13,333,333                 $0.8874
              $1.250             16,000,000(1)                 $0.6908


---------------------
(1) This represents the number of shares of common stock that is being registered for resale hereunder in connection with the Standby Equity Distribution Agreement.


                      STANDBY EQUITY DISTRIBUTION AGREEMENT

         SUMMARY. In June 2004, we entered into an Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Once this registration statement is declared effective, pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $20.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 trading days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received $10,000 payable as a debenture convertible into shares of common stock at a price equal to the lowest closing bid price for the five trading days immediately preceding the conversion date. Voyager One is registering for resale 16,000,000 shares of common stock for the Standby Equity Distribution Agreement pursuant to this registration statement. We will bear the costs associated with this registration.

         STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED. Under the Standby Equity Distribution Agreement, once this registration statement is declared effective, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held one trading day after the end of each pricing period at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount.

         We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered for resale with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $20.0 million or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

         The amount of each advance is limited to a maximum draw down of $280,000 every seven trading days. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances are conditioned upon us registering the shares of common stock with the SEC. In addition, we cannot request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered for resale in the accompanying registration statement at an assumed price of $2.50 per share, we would issue 16,000,000 shares of common stock to Cornell Capital Partners, L.P. for gross proceeds of $20.0 million. These shares would represent 49.31% of our outstanding common stock upon issuance.

         Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

         We expect to incur expenses of approximately $50,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, we paid Cornell Capital Partners a one-time commitment fee of $740,000, payable as a debenture convertible into shares of common stock at a price equal to the lowest closing bid price for the five trading days immediately preceding the conversion date. In addition, we paid Newbridge Securities Corporation a fee of $10,000 payable as a debenture convertible into shares of common stock at a price equal to the lowest closing bid price for the five trading days immediately preceding the conversion date.


                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledges, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account
         o an exchange distribution in accordance with the rules of the applicable exchange
         o        privately-negotiated transactions
         o        short sales
         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share
         o        through the writing of options on the shares
         o        a combination of any such methods of sale
         o        any other method permitted pursuant to applicable law

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         The selling stockholders or their respective pledgees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed an "underwriter" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         If a selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

         INDEMNIFICATION. We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, transferees or other successors in interest, may be required to make in respect of such liabilities. The selling stockholders have agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Voyager One pursuant to the foregoing, or otherwise, Voyager One has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         STATUTORY UNDERWRITER. Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 98% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 trading days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Standby Equity Distribution Agreement, and received a one-time commitment fee of $740,000 payable as a debenture convertible into shares of common stock at a price equal to the lowest closing bid price for the five trading days immediately preceding the conversion date. The 2% discount, the 5% retention and the one-time commitment fee are underwriting discounts.

         Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         BLUE SKY LAWS. Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         COSTS OF REGISTRATION. We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that our expenses for this offering will be approximately $50,000. The offering expenses consist of: a SEC registration fee of $7,194, printing expenses of $1,500, accounting fees of $10,000, legal fees of $30,000 and miscellaneous expenses of $1,306. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

         REGULATION M. The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.


                             DESCRIPTION OF BUSINESS

BACKGROUND

         Voyager One was incorporated under the laws of the state of Nevada in April, 2000. Voyager One was organized for the purpose of creating a corporate vehicle to locate and acquire an operating business entity which management believed was a suitable acquisition candidate. We have been in the developmental stage since inception and had no operating history other than organizational matters.


CHANGE OF CONTROL

         In February, 2004, Voyager One acquired Silicon Film Technologies, Inc., an Illinois corporation, in exchange for 8,597,400 newly issued restricted shares of common stock of Voyager One and 625,000 newly issued shares of Series A preferred stock. As a condition of the closing of the share exchange transaction, certain stockholders of Voyager One cancelled a total of 1,298,400 shares of common stock. Every eight shares of Silicon Film Technologies, Inc.'s Class A common stock have been exchanged for one share of Voyager One's common stock and every eight shares of Silicon Film Technologies, Inc. Class B common stock have been exchanged for one share of Voyager One's Series A preferred stock (based on the total issuance of 8,597,400 Voyager One's shares of common stock). Each share of newly issued Series A preferred stock is entitled to one hundred votes per share. Immediately after the consummation of the transaction, there were 9,375,000 shares of common stock outstanding and 625,000 shares of Series A preferred stock outstanding. The shares of common stock and Series A preferred stock referred to in this paragraph are provided on a pre-forward split basis.


PRINCIPLE PLACE OF BUSINESS

         Our corporate offices are located at 859 West End Court, Suite I, Vernon Hills, IL 60061; telephone (847) 984-6200.


BUSINESS

         Voyager One conducts its operations through its wholly-owned subsidiary, Silicon Film Technologies, Inc., which is in the business of developing a solution for the 35mm single lens reflex ("SLR") camera owners who are looking for a viable digital method without having to discard their present equipment. The principal key in achieving this objective involves our design, development, and sale of electronic film hardware and software products for digital imaging applications. Our technology enables a conventional 35mm SLR camera to capture, store, and transfer digital images without any modification to the camera. Voyager One believes that its electronic film system ("EFS") and other products will be utilized among users desiring the functionality of both conventional and digital photography. Voyager One's growth is expected to be driven by the growth of digital imaging, a large installed base of conventional 35mm cameras, strong product appeal, a highly adaptable, scalable, and defensible product architecture, robust marketing and manufacturing strategies, and a talented management and product development team.


PRODUCT AND DEVELOPMENT

         The Electronic Film System is an imaging system that allows conventional film 35 mm SLR cameras the ability to capture digital photos with their existing equipment. The first product, EFS-1, is a 1.3 Mega-Pixel device that resides entirely interior to a camera body. This product had some disadvantages compared to competing digital photo devices on the market in the inability to view photos without the use of a computer, battery life, and a substantially reduced field of view. The EFS-1 is technologically advanced in its miniaturization, but it is expensive to manufacture due to many custom manufacturing processes and components. The new EFS products will use many of the EFS-1 technological advances in image processing and use a novel approach to be able to use the systems in almost all SLR camera bodies by any manufacturer. A silicon sensor cartridge replaces the roll of film in the camera body and sends the captured data from the sensor out of the camera body to a processing, displaying and storage assembly mounted to the camera body much like a powered film auto winder. The optical sensor is near full size compared to 35 mm film negative eliminating the field of view issue with the original EFS-1 product. The processing, displaying and storage unit is similar to a typical digital camera operation in allowing the user to view and delete image files and also to interchange media for additional space for storage of files. The original EFS-1 is a totally custom system compared to the new EFS that uses readily available technologies. Since the new EFS products will use readily available parts and components, the products will be easier to procure making the system more cost efficient, easy to manufacture and robust.

         In May 2004 the first prototype was developed of the four mega-pixel version of the EFS. This prototype, which was functional but was not built to a commercially feasible form or size, was developed primarily as a demonstration device and to use as a hardware and software development platform. This platform has allowed Voyager One's engineering to prototype new circuits for improving the electronic systems needed to develop the new generation product. Development on this prototype is continuing and a final form factor product is being developed for start of testing in the forth quarter of fiscal year 2004.


INTELLECTUAL PROPERTY

         Voyager One has retained the law firm of Knobbe, Martens, Olsen & Bear LLP (KMOB), and has followed an aggressive strategy of protecting intellectual property rights. Voyager One engaged KMOB to maintain its current intellectual property rights relating to EFS. KMOB is in the process of perfecting assignments of issued patents and trademarks that were purchased by Voyager One. Voyager One also intends to aggressively protect intellectual property created through our ongoing development efforts.


INTELLECTUAL PROPERTY PATENTS

         Voyager One has five issued and two pending United States patents and one issued and one pending foreign patents applying to the EFS and generally related to attributes of the EFS.

         Our issued United States patents involve the following inventions and designs:

         o        apparatus for operating a film camera
         o an apparatus for electronic photography using a conventional film camera
         o        an image sensor
         o        our system and method for operating an electronic film camera
         o        our "E-Film" cartridge

         Our pending United States patents involve the following inventions and designs:

         o        an electronic film system and method of film processing
         o        an apparatus and method for packaging an electronic imager

         We have one issued patent from Hong Kong involving an apparatus for electronic photography using a conventional film camera, and one patent pending in Canada involving an electronic photo album and a method of film processing.


INTELLECTUAL PROPERTY TRADEMARKS

         We have one registered and three pending United States trademarks and four registered foreign trademarks. The registered trademark is a stylized (e). Our pending trademarks cover the marks "(E)Film," "Silicon Film" and "Silicon Film Technologies."

         Our foreign registered trademarks cover the stylized (E) mark in Mexico and the "Silicon Film" mark in Australia, New Zealand and Switzerland.

INTELLECTUAL PROPERTY DOMAIN NAMES

         We have 2 registered domain names: www.siliconfilm.com, expiring in 2012, and www.side.com, expiring in 2008.


INTELLECTUAL PROPERTY LICENSING ARRANGEMENTS

         Once we commercialize our product, we expect to pay royalties under a licensing arrangement with an unaffiliated third party who holds patents relating to an electronic photography invention. If we sell products incorporating the patented invention, we would pay the patent holder a royalty equal to 1.5% of the gross sales price of such products we sell to third parties. For this purpose, gross sales price means the price actually charged to the purchasers of these products minus excise and sales taxes, import duties and separately invoiced shipping charges and adjusted for actual returns.


COMPETITION

         While we do not face any direct competition to our EFS products, there are several ways to create digital images. The principal competitive technologies are photo-quality digital camera bodies, scanners, and third-party digital photo finishing. Each of these competing solutions presents a different combination of tradeoffs of features, functionality, convenience and cost. Some of the competing solutions are manufactured and marketed by companies that are larger than us and that have greater access to capital and other scarce resources than we do.

         PHOTO-QUALITY DIGITAL CAMERAS Photo-quality digital cameras have several attractive features, including liquid crystal display panels for immediate image review, large feature sets, and expanded user interfaces. But digital cameras generally lack such professional-level camera options as a wide range of standard interchangeable lenses and through-the-lens viewing. Only high-end models have features comparable to conventional 35mm single-lens reflex
(SLR) cameras, such as zoom lenses and built-in flash capabilities. Moreover, these devices tend to use energy resources quickly, resulting in significant consumable costs. Many consumer models require AA batteries, which can be drained in as little as one hour of use. And some models require users to purchase relatively expensive additional memory modules in order to shoot more than one set of images. Similarly, users must purchase new systems in order to upgrade a camera's image resolution. The dominant participants in this area are Sony, Nikon, Kodak, and Olympus.

         Other disadvantages include incompatible hardware, inconsistent storage formats, and incompatible connectivity cords, cables, and file transfer methods. A recent US NEWS AND WORLD REPORT article concluded that "consumer digital cameras simply don't deliver the quality or flexibility users have come to expect from film cameras." Our products, by contrast, deliver the benefits of digital imaging without the hassle, complexity, and cost of exchanging existing camera equipment, and provide the flexibility and choice of conventional or electronic film formats.

         DIGITAL CAMERA BODIES To address the needs of photographers wishing to use their existing lenses on a digital camera body, manufactures such as Nikon, Kodak, Canon, and Minolta offer digital cameras based upon conventional 35mm SLR camera bodies. These products are generally very costly, ranging in price from approximately $900 to more than $4,500 per unit. The market for these camera bodies is largely limited, therefore, to the professional and photojournalism segments, and general market penetration has been negligible. A further disadvantage of such systems is that each product is limited to one camera system brand. Our initial EFS system will have a cost advantage over digital camera bodies, and proposed future products offerings will include the ability to operate the product in different camera models.

         PHOTO-QUALITY SCANNERS Notwithstanding the growth of digital camera sales, the most common method of digitizing images is currently the scanning process, through which conventional negatives, slides, and prints can all be converted into digital data. With resolutions ranging from two to six mega-pixels, low-cost film scanners present a compelling value proposition and allow enlargement and image cropping features that are not practicable with digital cameras and the EFS system. Scanners with 36-bit color depth are able to capture more colors than digital cameras and to provide extremely smooth gradients, color ramps, and tonal variations. Finally, scanners allow photographers to retain the many advantages of conventional film, including its wide dynamic range, and ability to produce magnification enlargements from the original slide or negative. Over the past year, photo-quality scanners have declined significantly in price and improved their capabilities and image quality. Current prices range from less than $100 to more than $2,000, with even inexpensive units providing exceptional resolution and color fidelity. The larger players in this area are Hewlett Packard and Epson.

         Traditional scanning produces adequate results most of the time, but the need to develop each image prior to scanning makes the process quite time-consuming and costly. To produce a scanned image, the user must purchase conventional film, take the picture, develop the film, and scan the negative or print. For novice users, the successful scanning of even a handful of images can often take several minutes to an hour and requires the additional purchase of a scanner.

         THIRD PARTY DIGITAL PHOTO FINISHING Photo CD image scanning digitization services, including the Kodak/Intel Picture CD product and range of emerging Internet-based offerings, are now available to conventional film-based photographers. Advantages include the ability to capture all of the image information available on film, software compatibility, and the archival characteristics of the medium itself. Disadvantages include the delay in processing and the need to pay for the processing of entire roll of images even if the user only wants a few selected shots to be digitized. For most photo-finishing outlets, photo CD scanning must be done at another facility, further increasing turnaround times. And unlike direct digital photography, image capture is not free.

         COMPETITIVE POSITIONING OF EFS Digital images generally have a much lower resolution than conventional pictures. For web applications, the image resolution is usually kept to a minimum to reduce data file sizes for image transfer and storage, as large data files take a lot of time to transfer and consume a significant amount of memory. Most experts believe, however, that a digital image can achieve near photo quality in a web application with an image resolution of one million pixels (1 mega-pixel) for up to a 4" X 6" print, two mega-pixels for a 8" X 10" print, and four mega-pixel for poster size images. Most web applications do not require the production of 4" X 6" prints, and some digital cameras currently available in the market do not even offer one mega-pixel resolution.

         Digital images used in web applications often have a much lower resolution than EFS, high-end digital cameras, or scanners can deliver. Hence, once certain thresholds are crossed, few material quality advantages separate one system from another. Critical elements in the potential customer's purchase decision will likely be based on price, cost of accessories (batteries, memory cards, etc.), convenience, and flexibility.

         We believe that EFS will be a compelling product for the installed base of 35mm SLR camera owners who want to capture digital images because of our product's ability to deliver quality pictures and provide convenience, flexibility, and functionality at a reasonable price. We also believe that the EFS system cost will be significantly lower than the cost of the digital camera alternatives because the EFS system allows users to forego the additional costs associated with digital cameras, including the costs of batteries and memory upgrades, and the time it takes to learn a new system.


RECENT DEVELOPMENTS

         On June 1, 2004, Voyager One entered into a letter of intent to acquire the DP3 division of Business Systems Engineering, Inc. based in Chicago, Illinois. DP3's technology for Digital Pen, Paper & Process Automation enables business to integrate business processes from paper forms to enterprise data stores while benefiting from a unified framework for creating and managing paper based business processes from end to end.

         The transaction, which was subject to the signing of a definitive agreement and customary closing conditions, was expected to close in June 2004. However, on June 25, 2004, at the completion of its due diligence, Voyager One withdrew its letter of intent to purchase the DP3 division.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following information should be read in conjunction with the consolidated financial statements of Voyager One and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."


GENERAL

         Voyager One is in the business of developing a solution for the 35mm SLR camera owners who are looking for a viable digital solution method without having to discard their present equipment. The principal key in achieving this objective involves our design, development, and sale of electronic film hardware and software products for digital imaging applications. We believe that Voyager One is positioned for success based upon its development of technology that enables a conventional 35mm single lens reflex camera to capture, store, and transfer digital images without any modification to the camera. Silicon Film Technologies, Inc. believes that its electronic film system and other products are positioned to become industry standards among users desiring the functionality of both conventional and digital photography. Voyager One's growth is expected to be driven by the growth of digital imaging, a large installed base of conventional 35mm cameras, strong product appeal, a highly adaptable, scalable, and defensible product architecture, robust marketing and manufacturing strategies, and a talented management and product development team.

         In February, 2004, Voyager One acquired Silicon Film Technologies, Inc. in exchange for 8,597,400 newly issued shares of common stock and 625,000 newly issued shares of Series A preferred stock. As a condition of the closing of the share exchange transaction, certain stockholders of Voyager One cancelled a total of 1,298,400 shares of common stock. Every eight shares of Silicon Class A common stock have been exchanged for one share of Voyager One's common stock and every eight shares of Silicon Class B common stock have been exchanged for one share of Voyager One's Series A preferred stock (based on the total issuance of 8,597,400 Voyager One's shares of common stock). Each share of newly issued Series A preferred stock is entitled to one hundred votes per share. Immediately after the consummation of the transaction, there were 9,375,000 shares of common stock outstanding and 625,000 shares of Series A preferred stock outstanding. The restructuring and re-capitalization has been treated as a reverse acquisition with Silicon Film Technologies, Inc. becoming the accounting acquirer. The historical financial statements prior to the closing of the transaction are those of Silicon Film Technologies, Inc. The shares of common stock and Series A preferred stock referred to in this paragraph are provided on a pre-forward split basis.

         The following discussion should be read in conjunction with selected financial data and the financial statements and notes to financial statements.


PLAN OF OPERATIONS

         Voyager One has sustained net losses for the years ended December 31, 2003 and 2002 and for the three months ended March 31, 2004. For the period of the next 12 months, Voyager One needs additional capital to continue its development and operations. There is no guarantee that Voyager One will be able to raise enough capital or generate revenues to sustain its operations.

         Voyager One is also exploring other transactions that will fit its business model and assist Voyager One in meeting the demands of the research and development and product-offering segment of the business.

         If we receive additional working capital, we plan to significantly increase our employees and assets in the form of equipment and inventory to execute our business plan.

         Voyager One had no revenues for the three months ended March 31, 2004 and for the three months ended March 31, 2003. Voyager One is accounted for as a development stage company.


EXPECTED PURCHASE OF SIGNIFICANT EQUIPMENT

         If sufficient capital is obtained, we plan to purchase significant capital items through 2007. We will adjust these to meet the available cash flow of operations. These purchases will be depreciated accordingly and are broken down into the following categories:

a) Furniture: Plan is for general office type furnishing, desks, chairs, etc. 1st & 2nd quarters 2005 $30,000
         3rd & 4th quarters 2005 $30,000
         1st & 2nd quarters 2006 $30,000
         3rd & 4th quarters 2006 $12,000
         1st & 2nd quarters 2007 $12,000
         3rd & 4th quarters 2007 $12,000

b) Office equipment: Includes items such as Computers, Fax, Copiers, Printers. 3rd & 4th quarters 2004 $0
         1st & 2nd quarters 2005 $30,000
         3rd & 4th quarters 2005 $30,000
         1st & 2nd quarters 2006 $30,000
         3rd & 4th quarters 2006 $12,000
         1st & 2nd quarters 2007 $12,000
         3rd & 4th quarters 2007 $12,000

c) Software: Specialized software for Accounting, Product Development, Inventory, Image Processor Source Code, etc.
         3rd & 4th quarters 2004 $190,000
         1st & 2nd quarters 2005 $60,000
         3rd & 4th quarters 2005 $60,000
         1st & 2nd quarters 2006 $30,000
         3rd & 4th quarters 2006 $12,000
         1st & 2nd quarters 2007 $12,000
         3rd & 4th quarters 2007 $12,000

d) Lab & Test Equipment: Includes Oscilloscopes, Vision System, Imager Test Stations, Microscopes, Circuit Test Stations and Final Product Test Stations, Etc.
         3rd & 4th quarters 2004 $50,000
         1st & 2nd quarters 2005 $300,000
         3rd & 4th quarters 2005 $200,000
         1st & 2nd quarters 2006 $50,000

e) Fabrication Equipment: Includes Imager Packaging Fixtures, Assembly Equipment, Epoxy Dispensing Equipment, Ovens, etc.
         1st & 2nd quarters 2005 $600,000
         3rd & 4th quarters 2005 $450,000
         1st & 2nd quarters 2006 $450,000

f) Imager Design & Tooling: Includes Design of Pixels, Imager and Photo Tooling Masks to Produce CMOS Imagers and related Semiconductors.
         1st & 2nd quarters 2005 $500,000
         3rd & 4th quarters 2005 $450,000

g) Production Tooling: Includes Plastic Injection Molding Molds, Metal Stamping Dies, Circuit Board Dies, Die Cut Dies, etc.
         3rd & 4th quarters 2005 $1,000,000
         1st & 2nd quarters 2006 $300,000
         3rd & 4th quarters 2006 $300,000


EXPECTED SIGNIFICANT CHANGES IN NUMBER OF EMPLOYEES

         As of June 30, 2004, we had eight (8) full-time employees, and one (1) part-time employee. Four are in Administration & Operations and five are in Product Development. None of our employees are represented by a labor organization and we are not party to any collective bargaining agreements.

         During the second half of 2004 we anticipate hiring 2 additional employees, one in Sales & Marketing and the other in Product Development. This would bring our total number of employees to 11.

         During the first half of 2005 we anticipate hiring twelve (12) additional employees. Three in manufacturing, five in sales and marketing, two in product development and two in administration and operations. This would bring our total number of employees to 23.


PRODUCT DEVELOPMENT

1. Voyager One intends to continue the development activities in three products as defined below:

         4 Mega-Pixel Electronic Film System (EFS-4)
         10 Mega-Pixel Electronic Film System (EFS-10)
         18 Mega-Pixel Electronic Film System (EFS-18)

         We intend to develop each project over several phases that will include defining the product requirements, engineering development, prototype development, engineering and system tests, manufacturing and sustaining engineering.

         During the product definition phase, industry trends along with comparable products are reviewed and product requirements are then outlined. Concurrently, engineering evaluates and selects appropriate technologies to match the market requirements.

         Engineering may start electrical architecture and explore Mechanical/Industrial Design concepts to help determine the total scope of the project. At the end of this phase the resource requirements, high level schedule, development costs and "bill of material" cost estimates have been completed. Once the project has been determined to benefit Voyager One, engineering development can begin where detailed circuit schematics software/firmware code, and mechanical design drawings specifications can be prepared. Once the initial engineering is completed, a prototype can be manufactured. The prototype manufacturing requires printed circuit board assembly, purchased "standard" components along with custom mechanical parts to complete the system assembly. The system assembly can then be put through rigorous hardware and system level tests to verity the functionality, robustness and the reliability of the design. Typically more than one version of the prototype is manufactured due to issues found in testing and then corrected with the subsequent versions. Once the prototype has adequately passed the testing, the final specifications are then used to procure tools to produce the parts in higher volume to obtain a lower production cost and consistent quality. While the tools are time consuming and expensive to produce, this process will only be started when there is high confidence in the design and there will be minimal corrections during this phase. Additional systems will be manufactured using the production process and production tools. These pre-productions systems will be put through additional rigorous testing to validate that the production tools and processes are adequate to produce consistent assemblies that meet product requirements. Additionally, these pre-production systems may be used in user interface testing with potential customers to get feedback and correct any overlooked issues with the software or hardware. The pre-production systems are built on the intended final manufacturing line or site and any manufacturing processes or tests will be exercised and validated to ready the manufacturing line for high volume production. After final testing has been found acceptable, the system is declared ready for high volume production. We anticipate that the total development process will take approximately 12 months from product definition to high volume production, and will vary depending on project complexity and scope. Once the product is in high volume manufacturing, the product is refined by the sustaining engineering based on customer service feedback and field issues. The sustaining engineering effort also includes notification to development engineers and business development personnel of issues or improvements to current products to include in subsequent products.

         The resources required during development will vary and will consist of personnel with different skills and will include electrical engineers, mechanical engineers, software engineers, tooling engineers, project administrators, and manufacturing engineers. Some resources may be outsourced depending on the skill required and the time frame in which the skill is needed. It is the intention to permanently hire certain skills if it is critically required to succeed or to build on core competencies.

         Currently, two outsourced technical development companies have been under contract to work on the product development of the EFS-4. Applied Color Science, Inc. has been contracted to assist in the development of the 4 mega-pixel sensor and related technologies due to their expertise in digital camera systems and image processing. IDE, Inc has also been contracted to assist in the development of the Industrial Design and Mechanical Design of the EFS-4. IDE has been selected due to their familiarity with the EFS product family since they were the design company on the EFS-1 product.

         Additionally, two key suppliers have been selected to be the primary technology supplier on the electronic components. FillFactory, our selected image sensor supplier, develops, produces and markets innovative and high-performance CMOS image sensors, based on patented technologies and know-how built up over more than 15 years. NuCORE Technology, Inc has been selected as the image processor supplier since the company has substantial expertise in both analog and digital image processors. NuCORE provides complete development platforms based on its chips, as well as software component building blocks including a high-level software interface, and tools so that we can apply our own color science techniques and algorithms.

         The timelines below show the anticipated interim milestones attained for the current three products and the costs in achieving the milestones. The schedule may be altered depending on technical or business issues that may occur to alter goals and priorities.

     ---------------------- ----------------------- ----------------------- -------------------- -------------------
                                                         Engineering
            Product          Product Requirements        Development            System Test        Manufacturing
     ---------------------- ----------------------- ----------------------- -------------------- -------------------
     EFS-4                         2Q 2004                 3Q 2004                4Q 2004             2Q 2005
     ---------------------- ----------------------- ----------------------- -------------------- -------------------
     EFS-10                        1Q 2005                 2Q 2005                3Q 2005             4Q 2005
     ---------------------- ----------------------- ----------------------- -------------------- -------------------
     EFS-18                        3Q 2005                 4Q 2005                1Q 2006             3Q 2006
     ---------------------- ----------------------- ----------------------- -------------------- -------------------

         We intend that the EFS product line will extensively leverage prior products in hardware and software to allow subsequent products to be developed at lower cost. Feature sets for subsequent products have been under consideration on a high level and accounted for as much as technically possible in the current design. One example, for the EFS-18 a user may want a larger, higher resolution viewing display to examine the higher resolution images captured by the sensor. The larger display has been accounted for in the initial design of the EFS-4. The EFS-18 will be able to use the mechanical and electrical design with lower cost minor changes in the tooling and the circuit layout preventing a total redesign of the product for this one feature change.

     -------------------- ------------------- -------------------- ----------------- --------------- -------------
     Product                   2H 2004              1H 2005            2H 2005          1H 2006        2H 2006
     -------------------- ------------------- -------------------- ----------------- --------------- -------------
     EFS-4                          $900,000           $2,500,000
     -------------------- ------------------- -------------------- ----------------- --------------- -------------
     EFS-10                                              $900,000        $2,000,000        $250,000
     -------------------- ------------------- -------------------- ----------------- --------------- -------------
     EFS-18                                                                $600,000      $1,600,000      $700,000
     -------------------- ------------------- -------------------- ----------------- --------------- -------------
     Total                          $902,006           $3,402,006        $2,600,000      $1,850,000      $700,000
     -------------------- ------------------- -------------------- ----------------- --------------- -------------

         Manufacturing of the EFS family will take expertise in electronics manufacturing and procurement. Voyager One does not plan to directly manufacture the devices and will rely on OEM contract manufacturers to support production goals. Plans for a manufacturer need to be developed.


SALES AND DISTRIBUTION

         Our sales and distribution strategy comprises a two-phase approach. During the initial phase, beginning with the introduction of our EFS4, we intend to use a focused, controlled, distribution strategy to target computer-savvy consumers. As market penetration increases and we introduce additional products, we will expand sales through distribution partners.

         We intend to initially sell quantities of our products directly over the internet through our website, www.side.com. We expect to launch the e-commerce site first quarter 2005. Benefits of an internet launch include the ability to serve customers worldwide, retain value in margin capture, and avoid widespread, expensive, inventory stocking.

         We believe that there are many benefits to a controlled launch of our products. With this controlled internet launch, we will be able to test reaction to our product, overcome any potential (unforeseen) logistical hurdles, adjust SKU mix, and refine our production scheduling and manufacturing plans. In general terms, this approach:

         o        validates critical assumptions in the business plan
         o        shifts focus from development to execution
         o        demonstrates gaps in organization capabilities versus need
         o mitigates risk of unforeseen product problems (E.G., software bugs and the like)
         o        allows for iteration and refinement in product market strategy

         The e-launch should also allow us to have direct (albeit electronic) interaction with our primary, and most desirable target market, the "prosumer" (professional consumer) segment. Part of the strategy is to use the web as a communications and customer relations' tool. We intend to register users through our software, establish a customer database, and provide users with e-mail notification of upgrades. We are also investigating the establishment of user forum and chat rooms on our website, allowing the exchange of product use information and "how to" tips. The site can be used for contests and other promotions, and may also provide information on compatible products, such as printers, software, lighting and flash systems, etc.

         In connection with liberal online communications and information, we intend to offer quality technical support and customer service, including an effective guarantee period, registered-user product upgrade pricing discounts, and other services. The benefits of the web community and service approach include brand building, user loyalty, repeat business, and the foundation for other product offerings. In essence, the strategy is to create long-term customer relationships.

         Members of our team have prior experience in establishing customer support systems, as well as call centers, web page interfaces, and fulfillment services. Direct Internet sales will be augmented with direct phone orders (an "800" number) and customer support, for those who would prefer to order in that fashion. We intend to engage a high-quality back-office telephone sales organization on a contract basis.

         We intend that Voyager One's pricing strategy will be competitive with other high resolution digital imaging solutions while generating aggregate gross margins between 25% and 30% during the first three years of product sales. We believe that our target niche market of 35mm SLR owners is less sensitive than other markets. We currently intend to sell the EFS-4 system for less than $600. Price points will be re-evaluated on an ongoing basis.

PROMOTION AND ADVERTISING

         We plan to promote EFS principally through focused efforts at our target customer base through internet advertising, database mining, direct mailings, industry trade shows, and publications oriented toward the 35mm SLR market. We intend to build our target customer data base from our own website inquiries, cross-mailings to registered users of photo management software (e.g., Adobe Photo Shop), and additional market research. Initial advertising will likely be narrowly-focused at the 35mm SLR market, and may include internet links with camera manufacturers and other applicable websites, as well as catalogs and a limited number of standard print advertising in trade magazines.

         Because of the novelty of our products, we believe that we may benefit from the promotional nature of news surrounding the introduction of the EFS. Editorial coverage of our technology and products is one of the most cost-effective ways of conveying the value and potential of EFS to the marketplace. We plan to actively place product reviews, announcements, and news in a targeted group of periodicals, and to obtain editorial coverage in the general business, photography, and computer peripheral media, as well as submit the product for award consideration in the trade press.

         EFS has already been featured in more than 65 major trade, business, and general interest publications, including TIME, POPULAR SCIENCE, DER SPIEGEL, SHUTTERBUG and INVESTORS BUSINESS DAILY. Before the EFS launch, we intend to conduct a press tour with key trade and business publications. We also intend to participate in a number of photography and consumer electronics trade shows, to be selected on a case by case basis, depending upon cost/benefit analysis, product release timing, and opportunities at a particular venue. Silicon Film Technologies, Inc. formally introduced and demonstrated the EFS-1 technology at the 2001 Photo Marketing Association trade show in Orlando, competing in the Association's "Digital Camera Shootout" and garnering the "Innovative Digital Product" Award for the show. The company's trade booth was well attended by visitors and strategic partners alike as our presence clearly benefited from strong word-of-mouth that EFS had achieved its breakthrough debut.

WEBSITE

         We intend to launch in the first quarter 2005 a full-featured website located at www.side.com which would contain product information, company background data, industry links, etc. We believe that the website will be a critical component to Voyager One's sales and distribution strategy. It will serve as (i) the electronic marketplace for our first products, and (ii) a digital imaging portal site and virtual EFS community center for early adopters. The website is currently hosted by NTX, a company that provides high quality web hosting, development, and connectivity services, and that has direct experience providing development services and hosting e-commerce.

CUSTOMER SUPPORT AND FULFILLMENT

         It is our goal to provide superior customer service and technical support by outsourcing these functions to experts in their respective fields. We plan to engage Protocol Marketing Group to provide customer service support (pre-sales customer inquiries and order processing) and a technical support service, (post sales response to quickly resolve any hardware or software user inquiries), as well as fulfillment. Protocol provides 24-hour/7 day support via Internet, email, or toll-free voice response and are multilingual for professional response to international customer needs. Furthermore, these services are integrated into our e-commerce business model to efficiently handle order processing, credit approvals, fulfillment, and ultimately any required exchange of product to ensure customer satisfaction.


EXPENSES FOR THE THREE MONTHS ENDED MARCH 31, 2004

         Our net loss for the three months ended March 31, 2004 was $(539,753). Voyager One did not have any revenue in the three months ended March 31, 2004 or 2003. Operating expenses totaled $530,348 for the three months ended March 31, 2004. These expenses consisted primarily of amortization of $33,357, insurance of $22,513, office supplies of $16,528, product development of $12,456, consulting of $215,647, legal fees of $32,748 and payroll and payroll taxes of $124,661.


EXPENSES FOR YEARS ENDED DECEMBER 31, 2003 AND 2002

         Net loss for the twelve months ended December 31, 2003 was ($689,481) compared to ($1,000) for the fiscal year ended December 31, 2002. Net cash provided from financing activities for the twelve months ended December 31, 2003 was $628,125 compared to $1,000 for the fiscal year ended December 31, 2002.

         The expenses of $689,481 for the twelve months ended December 31, 2003 and $1,000 for the fiscal year ended December 31, 2002, resulted primarily from amortization, consulting, legal fees and travel and entertainment. Voyager One's incurred substantial expenses, including expenses for professional and other services in January and February of 2004 in connection with its acquisition of Silicon Film Technologies, Inc.

GOING CONCERN

         Voyager One's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

         Our auditors have included an explanatory paragraph in their report for the year ended December 31, 2003, indicating that certain conditions exist that raise substantial doubt regarding our ability to continue as a going concern. These include the fact that we have been in the development stage since our inception (June 28, 2002) and that we continue to incur significant losses; accordingly, our viability depends on our ability to obtain future financing and the success of our future operations. The financial statements included in this prospectus do not include any adjustment to asset values or recorded amounts of liabilities that might be necessary in the event we are unable to continue as a going concern. If we are in fact unable to continue as a going concern, stockholders may lose their entire investment in our common stock.

         The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of Voyager One to continue as a going concern.


FINANCIAL RESOURCES AND LIQUIDITY

         For the quarter ended March 31, 2004, cash used in operations was $416,387, cash used in investing activities was $26,948, and cash provided by financing activities was $418,771. Net cash used in operations consisted primarily of a net loss of $539,753, partially offset by amortization and depreciation of $35,812, an increase in accounts payable of $59,809, an increase in accrued expenses of $14,549 and an increase in accrued interest of $9,407. Net cash used in investing activities consisted primarily of the acquisition of fixed assets and software of $38,198, partially offset by a due from related party of $11,250. Net cash provided by financing activities consisted primarily of the issuance of common stock for cash of $142,500; issuance of common stock for services of $9,075 and an issuance of notes payable totaling $300,000, which were partially offset by a recapitalization of $33,804.

         We had no current assets at March 31, 2004 and we had current liabilities of $1,143,276. As a result, we had a working capital deficit of $1,143,276 at March 31, 2004. Our working capital deficit means that we do not have sufficient current assets to satisfy all of our current liabilities.

         We had no working capital at July 26, 2004. We have relied exclusively on external financing to fund our operations and cover our projects up-front costs. Until our registration statement is declared effective (allowing us to raise capital by the sale of common stock under the Standby Equity Distribution Agreement), we will need to raise additional capital in the form of debt financing and funds provided by certain officers and directors in order to maintain operations. If we are unsuccessful in obtaining additional working capital we may need to reduce operations that may result in a lower stock price or cease operations altogether.

         Voyager One's primary need for cash during the next 12 months is to satisfy current liabilities of $1.1 million, as well as to support Voyager One's current operations. Voyager One's current operations are expected to be $300,000 per month. Voyager One will need to raise additional capital to finance growth. Such capital is expected to come from the sale of securities, including the sale of common stock under the Standby Equity Distribution Agreement.

         In June 2004, Voyager One entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to this agreement, once this registration statement is declared effective, Voyager One may, at its discretion for up to 2 years, periodically issue and sell shares of common stock for a total purchase price of $20.0 million. If Voyager One requests an advance under the Standby Equity Distribution Agreement, Cornell Capital Partners, L.P. will purchase shares of common stock for 98% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 trading days immediately following the notice date. Cornell Capital Partners, L.P. intends to sell any shares purchased under the Standby Equity Distribution Agreement at the market price. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon Voyager One registering the shares of common stock with the Securities and Exchange Commission.

         In May 2004, Voyager One entered into a Securities Purchase Agreement pursuant to which Cornell Capital Partners agreed to purchase $1,100,000 of 5% secured, convertible debentures. To date, Voyager One has received gross proceeds of $400,000. The balance of the proceeds will be paid as follows:
$100,000 within 5 business days of Voyager One's common stock being approved for quotation on the Over-the-Counter Bulletin Board, $250,000 within 5 business days of Voyager One filing this registration statement with the Securities and Exchange Commission and $350,000 within 5 business days of this registration statement being declared effective by the Securities and Exchange Commission.

The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 150% of the lowest closing bid price of the common stock as submitted by a market maker and approved by the National Association of Securities Dealers or (ii) 50% of the lowest closing bid price of the common stock for the 5 trading days immediately preceding the conversion date. Except upon an event of default or within sixty (60) days of maturity, these debentures are not convertible if such conversion would result in Cornell Capital beneficially owning more than 4.9% of our outstanding common stock. At maturity, Voyager One has the option to either pay the holder 150% of the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 150% of the lowest closing bid price of the common stock as submitted by a market maker and approved by the National Association of Securities Dealers or
(ii) 50% of the lowest closing bid price of the common stock for the 5 trading days immediately preceding the conversion date. The convertible debentures are secured by all of Voyager One's assets. In the event the debentures are redeemed, then Voyager One will issue to Cornell a warrant to purchase 50,000 shares for every $100,000 redeemed. Cornell Capital Partners will receive a one-time commitment fee of 10% of the gross proceeds of the convertible debentures. Subsequently, Cornell Capital Partners sold one-half of the convertible debentures to Trey Resources, Inc.


RECENT ACCOUNTING PRONOUNCEMENTS

         In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of and the accounting and reporting provisions of APB Opinion No. 30. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years.

         In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted SFAS No. 146 on January 1, 2003 and it has had no effect on the Company's financial position or operations.

         In December 2002, the FASB issued SFAS No. 148, Accounting or Stock Based Compensation--Transition and Disclosure--an Amendment of SFAS No. 123, Accounting for Stock-Based Compensation. This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the methods of accounting for stock-based employee compensation and the effect of the method used on reported results. The statement has varying effective dates commencing with interim periods beginning after December 15, 2002. The adoption of SFAS No. 148 did not have a material effect on its financial statements.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specifically noted in SFAS No. 149. SFAS No. 149 should be applied prospectively. The adoption of SFAS No. 149 did not have a material impact on our financial position, cash flows or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities and the provisions of paragraphs 9 and 10 of SFAS No. 150 (and related guidance in the appendices), as they apply to mandatorily redeemable non-controlling interests, which were deferred by the FASB on October 29, 2003. The adoption of SFAS No. 150 did not have a material impact on our financial position, cash flows or results of operations.

         In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The interpretations provisions for initial recognition and measurement should be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002. The Company has no guarantees, and therefore believes the adoption of FIN 45 will not have a material impact on its financial statements.

         In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities - an Interpretation of Accounting Research Bulletin No. 51." FIN No. 46 requires the primary beneficiary to consolidate a variable interest entity (VIE) if it has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur, or both. FIN No. 46 applies immediately to VIEs created after January 31, 2003 and to VIEs in which the entity obtains an interest after that date. In October 2003, the FASB deferred the latest date by which all public entities must apply FIN No. 46 to all VIEs and potential VIEs, both financial and non-financial in nature, to the first reporting period ending after December 15, 2003. The adoption of FIN No. 46 in February 2003 did not have a material impact on our financial position, cash flows or results of operations.

         In November 2002, the EITF reached a consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables," related to the separation and allocation of consideration for arrangements that include multiple deliverables. The EITF requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This may result in a difference in the timing of revenue recognition but will not result in a change in the total amount of revenues recognized in a bundled sales arrangement. The allocation of revenues to the separate deliverables is based on the relative fair value of each item. If the fair value is not available for the delivered items then the residual method must be used. This method requires that the amount allocated to the undelivered items in the arrangement is their full fair value. This would result in the discount, if any, being allocated to the delivered items. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. We do not expect the adoption of EITF 00-21 to have a material impact on our consolidated financial statements.

         On December 17, 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which supercedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinds the "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers" issued with SAB No. 101 that had been codified in Staff Accounting Bulletin Topic 13, "Revenue Recognition." The adoption of SAB No. 104 did not have any impact on our financial position, cash flows or results of operations.


                                   MANAGEMENT

         Voyager One's present directors and executive officers are as follows:

         NAME                   AGE         POSITION
         ----                   ---         --------

         John Lichter           45          Chief Executive Officer and Director

         Sebastien DuFort       35          President, Acting Chief Financial
                                            Officer and Director

         The following is a brief description of the background of the directors and executive officers of Voyager One.

         JOHN LICHTER, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Lichter has served as Chief Executive Officer of Silicon Film Technologies, Inc., our subsidiary, since its inception in 2002, and as CEO of Voyager One upon the effectiveness of the merger in February 2004. Throughout his 25 years of experience, Mr. Lichter has successfully improved the profitability and productivity of the engineering/manufacturing processes as an Independent Engineering Consultant. Mr. Lichter founded Quest Manufacturing, Incorporated (1997-present) in 1997 as the culmination of his experience and knowledge in manufacturing and development processes. Mr. Lichter has also held executive management positions in several other corporations in the engineering and manufacturing industries, including Knight Components, Incorporated (1998-2000), an offshore electronic, electro-mechanical sourcing company, Reason Products
(2000), a provider of engineering services and patented products to the mobile communications and portable computing markets, JT Global (2000-2003), a minority owned electro-mechanical contract manufacturing company, and VQC (1999-2000), a business property holding company.

         SEBASTIEN DUFORT, PRESIDENT, ACTING CHIEF FINANCIAL OFFICER AND DIRECTOR. Mr. DuFort has served as President of Silicon Film Technologies, Inc., our subsidiary, since February, 2003 and as President of Voyager One upon the effectiveness of the merger in February 2004. Mr. DuFort has extensive financial and insurance experience both on the institutional and retail sides of the business. He has held the position of Managing Director of a consulting firm that helps facilitate real estate transactions. Mr. DuFort was a consultant for Linsco Private Ledger (1999-2001), LaSalle St. (2001-2003). He is currently a consultant for Castle Hill Advisory Group Ltd. (2003-present).


RESIGNATIONS

         Prior to Voyager One's acquisition of Silicon Film Technologies, Inc. in February 2004, Gerry Martin and Patricia Heller served as Voyager One's sole officers and directors. In connection with the acquisition of Silicon Film Technologies, Inc., Mr. Martin resigned in February 2004 as our President and director, and Ms. Heller resigned as our Secretary and director in January 2004.


FAMILY RELATIONSHIPS

         There are no family relationships between the officers or directors.


COMMITTEES

         Voyager One does not currently have standing audit, nominating or compensation committees of the Board of Directors, or committees performing similar functions. Voyager One has only recently begun operations and does not have the resources to attract individuals to serve on such committees, including a financial expert, to serve on the audit committee. Voyager One understands the importance of such committees and will make every effort to establish them as resources become available.


CODE OF ETHICS

         On June 30, 2004, the Board of Directors of Voyager One adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics.

EXECUTIVE COMPENSATION

         Gerry Martin and Patricia Heller were the officers and directors of Voyager One in fiscal years 2003 and 2002. Neither one of them received any compensation for their respective services as the directors and/or officers of Voyager One, however, in April 2000, Voyager One issued 5,000 shares of common stock for secretarial services to Ms. Heller.

         John Lichter and Sebastien DuFort became the officers and directors of Voyager One in February, 2004. They received compensation beneficially pursuant to a Management Agreement between Quest Manufacturing, Inc., Castle Hill Advisory Group and Silicon Film Technologies, Inc. Quest Manufacturing, Inc. is an entity controlled by John Lichter and Castle Hill Advisory Group is an entity controlled by Sebastien DuFort. Under the terms of the Management Agreement, Quest Manufacturing, Inc. and Castle Hill Advisory Group were paid a monthly management fee each in the amount of $20,000.00 for management services to Silicon Film Technologies, Inc. for the operations of Silicon Film Technologies, Inc., including, but not limited to, day to day operations, sales, strategic development, finance, development of intellectual property rights and human resources. We received notice of termination of the Management Agreement on June 1, 2004, and on July 1, 2004, that agreement terminated.

         John Lichter and Sebastien DuFort have entered into revised Employment Agreements with an effective date of July 1, 2004. Under the revised Employment Agreement they will each receive a salary of $180,000 annually for an unspecified term.


EMPLOYMENT AGREEMENTS

         On October 1, 2003, we entered into an Employment Agreement with John Lichter to act as CEO for an unspecified term, whereby he received no compensation. On July 1, 2004 we entered into a new Employment Agreement which superseded the previous Agreement to include an annual compensation of $180,000.

         On October 1, 2003, we entered into an Employment Agreement with Sebastien Dufort to act as President for an unspecified term, whereby he received no compensation. On July 1, 2004 we entered into a new Employment Agreement which superseded the previous Agreement to include an annual compensation of $180,000.

         As a matter of company policy, all employees must execute and are bound by a standard employment agreement attached hereto as an exhibit, which, among other standard provisions, such as salary and benefits, ensures that any inventions or work product developed by our employees during their employment with Voyager Once, Inc. belong to us.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

         The following table sets forth the securities that have been authorized under equity compensation plans as of the date hereof. There were no equity compensation plans in effect as of December 31, 2003.

                                                                    NUMBER
                                                                 OF SECURITIES
                                                                   REMAINING
                                                                   AVAILABLE
                                NUMBER                            FOR FUTURE
                            OF SECURITIES                          ISSUANCE
                             TO BE ISSUED    WEIGHTED-AVERAGE    UNDER EQUITY
                            UPON EXERCISE    EXERCISE PRICE   COMPENSATION PLANS
                            OF OUTSTANDING   OF OUTSTANDING       (EXCLUDING
                               OPTIONS,         OPTIONS,          SECURITIES
                             WARRANTS AND     WARRANTS AND         REFLECTED
                                RIGHTS           RIGHTS         IN COLUMN (a))
                                ------           ------         --------------
                                 (a)               (b)                (c)
                                ------           ------         --------------
John Lichter                      0               --                   --
Sebastien DuFort                  0               --                   --
TOTAL                             0               --                   --

No options have been granted to the named executive officers and directors.


                             DESCRIPTION OF PROPERTY

         Voyager One neither owned nor leased any real property in fiscal year 2003. Pursuant to an oral agreement with Gerry Martin, Voyager One's majority stockholder as of December 31, 2003, officer and director, Voyager One utilized the office space of Mr. Martin's company as its principal executive office, at no charge to Voyager One Inc. Such office was located at 2102 Business Center Drive, Suite #130, Irvine, California 92612.

         Following the closing of the transaction with Silicon Film Technologies, Inc. in February, 2004, Voyager One's principal executive offices were relocated to their current location at 859 West End Court, Suite I, Vernon Hills, Illinois 60061. The company leases its facility which requires monthly payments of $4,200. In addition, the company is responsible for all taxes and operating expenses. The lease expires on September 30, 2005.

         Voyager One has not invested in any real property at this time. Voyager One has no formal policy with respect to investments in real estate or investments with persons primarily engaged in real estate activities.

         We believe that our offices should be adequate to meet our needs in the near future. In the event that our business expands, we believe we will have an ability to expand our offices.



                                LEGAL PROCEEDINGS

         We are not aware of any legal proceedings or threats of legal proceedings against Voyager One.



                             PRINCIPAL STOCKHOLDERS


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         COMMON STOCK. The following table sets forth, as of July 26, 2004, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each person below is c/o Voyager One, Inc., 859 West End Court, Suite I, Vernon Hills, Illinois 60061.

                                                         COMMON STOCK
                                                      BENEFICIALLY OWNED
                                                      ------------------
NAME                                                NUMBER         PERCENT(1)
----                                                ------         ----------
John Lichter                                      4,936,768 (2)       32.7%
Sebastien DuFort                                  4,936,568 (3)       32.7%
                                                  -------------       -----
All Officers and Directors                            8,873,136       63.3%
                                                  =============       =====

------------------------------------

(1) Applicable percentage of ownership is based on 14,600,000 shares of common stock outstanding as of July 26, 2004. There are no options held by any of these stockholders.
(2) 4,436,568 of these shares are held indirectly through Quest Manufacturing, Inc. and 200 of these shares are held indirectly through Quest Marketing Engineered Technologies, Inc. Both entities are wholly owned and controlled by John Lichter. Includes 500,000 shares of our Series A preferred stock (held indirectly through Quest Manufacturing, Inc.) which are convertible at the option of the holder for shares of our common stock on a one for one basis. Each share of our Series A preferred stock entitles the holder to 100 votes.
(3) Includes 500,000 shares of our Series A preferred stock, which are convertible at the option of the holder for shares of our common stock on a one for one basis. Each share of our Series A preferred stock entitles the holder to 100 votes.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS

         During the years ended December 31, 2003 and 2002, Voyager One received legal services from a stockholder that aggregated $10,000 and $5,150 respectively. As of December 31, 2003, Voyager One owed the stockholder $9,075 for related services, and such amount is included in accounts payable in the accompanying balance sheet.

         The officers and directors of Voyager One received no compensation for their services during the years ended December 31, 2003 and 2002.

         Voyager One neither owned nor leased any real property in fiscal 2003. Pursuant to an oral agreement with Gerry Martin, Voyager One's majority stockholder as of December 31, 2003, officer and director, Voyager One utilized the office space of Mr. Martin's company as its principal executive office, at no charge to Voyager One. Such office was located at 2102 Business Center Drive, Suite #130, Irvine, California 92612.

         On July 15, 2004, Voyager One entered into an agreement with CMI Capital, Inc. that supersedes and replaces any previous agreements, whether written or verbal between CMI Capital, LLC and Voyager One, and/or it's subsidiaries or affiliates, and any liabilities under such agreements are considered satisfied and any rights under such agreements terminated and agreements cancelled. Pursuant to this agreement CMI Capital, LLC was issued a warrant to purchase 666,666 shares of Voyager One's common stock at an exercise price of $0.25 per share, such exercise being restricted until January 15, 2005 and expiring on January 15, 2010. CMI Capital, LLC was issued these warrants for consulting services. CMI Capital LLC principals are Gerry Martin and Greg Orlandella, each having an equal interest in their company. CMI Capital LLC is managed by Gerry Martin and Greg Orlandella. Gerry Martin was previously an officer and director of Voyager One and he resigned all positions in February, 2004. Other than herein disclosed, CMI Capital LLC does not have any other outstanding agreements with Voyager One.

         John Lichter and Sebastien DuFort became the officers and directors of Voyager One in February, 2004. They received compensation beneficially pursuant to a Management Agreement between Quest Manufacturing, Inc., Castle Hill Advisory Group and Silicon Film Technologies, Inc. Quest Manufacturing, Inc. is an entity controlled by John Lichter and Castle Hill Advisory Group is an entity controlled by Sebastien DuFort. Under the terms of the Management Agreement, Quest Manufacturing, Inc. and Castle Hill Advisory Group were paid a monthly management fee each in the amount of $20,000.00 for management services and operations of Silicon Film Technologies, Inc., including, but not limited to, day to day operations, sales, strategic development, finance, development of intellectual property rights and human resources. Notice of termination of the Management Agreement was received by Voyager One on June 1, 2004, with an effective termination date of July 1, 2004.

         Effective March 1, 2004, Silicon Film Technologies, Inc., subleased computer equipment from Quest Manufacturing, Inc., an entity controlled by John Lichter, pursuant to four written sublease agreements. Pursuant to Equipment Sublease Agreement #1, Silicon Film agreed to pay a monthly lease payment of $346.90 for a term on 20 months. Pursuant to Equipment Sublease Agreement #2, Silicon Film Technologies, Inc. agreed to pay a monthly lease payment of $2,389.37 for a term of 24 months. Pursuant to Equipment Sublease Agreement #3, Silicon Film Technologies, Inc. agreed to pay two advance payments of $4341.30 and a monthly lease payment of $2,041.51 for a term of 48 months. Pursuant to Equipment Sublease Agreement #4, Silicon Film Technologies, Inc. agreed to pay two advance payments of $2,590.08 and a monthly lease payment of $1,360.91 for a term of 36 months. Structured as pure "pass through" leasing arrangements, all of these subleases are on pricing terms that are identical to Quest Manufacturing's pricing under the master leases. In other words, Quest Manufacturing does not generate any profit from these subleases.

         On June 1, 2004, Voyager One issued an unsecured 6% $60,000 note payable with principal and interest due November 1, 2004 to Castle Hill Advisory Group. This note payable became effective from the restructuring of debt in the form of accounts payable for management services rendered by Castle Hill Advisory Group into a note payable. Castle Hill Advisory Group is an entity controlled by Voyager One's President, Sebastien DuFort.

         On June 1, 2004, Voyager One issued an unsecured 6% $60,000 note payable with principal and interest due November 1, 2004 to Quest Manufacturing, Inc. This note payable became effective from the restructuring of debt in the form of accounts payable for management services rendered by Quest Manufacturing into a note payable. Quest Manufacturing is an entity controlled by Voyager One's CEO, John Lichter.

         On June 30, 2004, Voyager One issued an unsecured 6% $80,000 note payable with principal and interest due November 1, 2004 to Quest Manufacturing, Inc. This note payable became effective from the restructuring of debt in the form of accounts payable for management services rendered by Quest Manufacturing into a note payable. Quest Manufacturing is an entity controlled by Voyager One's CEO, John Lichter.

         As of June 30, 2004 Voyager One owes a balance of $305,000 on a note payable to Quest Manufacturing, Inc., an entity controlled by John Lichter, our Chief Executive Officer. This note payable, in the original amount of $390,000, is evidenced by an Asset Purchase Agreement dated February 1, 2003. This note bears 6% interest and is due December 31, 2004. Quest Manufacturing subordinates in all respects its interest in any and all of the pledged property as set forth in the Asset Purchase Agreement to the convertible debentures held by Cornell Capital Partners, LP and Trey Resources, Inc.


TRANSACTIONS WITH PROMOTERS

         Voyager One was organized in April 2000 by Gerry Martin and Patricia Heller, which may have been deemed to be promoters of Voyager One until their resignations in 2004. In April 2000, Ms. Heller received 5,000 shares of common stock for secretarial duties performed for Voyager One.

         On July 15, 2004, Voyager One entered into an agreement with CMI Capital, Inc. that supersedes and replaces any previous agreements, whether written or verbal between CMI Capital, LLC and Voyager One, and/or it's subsidiaries or affiliates, and any liabilities under such agreements are considered satisfied and any rights under such agreements terminated and agreements cancelled. Pursuant to this agreement CMI Capital, LLC was issued a warrant to purchase 666,666 shares of Voyager One's common stock at an exercise price of $0.25 per share, such exercise being restricted until January 15, 2005 and expiring on January 15, 2010. CMI Capital, LLC was issued these warrants for consulting services. CMI Capital LLC principles are Gerry Martin and Greg Orlandella, each having an equal interest in their company. CMI Capital LLC is managed by Gerry Martin and Greg Orlandella. Gerry Martin was previously an officer and director of Voyager One and he resigned all positions in February, 2004. Other than herein disclosed, CMI Capital LLC does not have any other outstanding agreements with Voyager One.

         John Lichter and Sebastien DuFort became the officers and directors of Voyager One in February, 2004. They received compensation beneficially pursuant to a Management Agreement between Quest Manufacturing, Inc., Castle Hill Advisory Group and Silicon Film Technologies, Inc. Quest Manufacturing, Inc. is an entity controlled by John Lichter and Castle Hill Advisory Group is an entity controlled by Sebastien DuFort. Under the terms of the Management Agreement, Quest Manufacturing, Inc. and Castle Hill Advisory Group were paid a monthly management fee each in the amount of $20,000.00 for management services and operations of Silicon Film Technologies, Inc., including, but not limited to, day to day operations, sales, strategic development, finance, development of intellectual property rights and human resources. Notice of termination of the Management Agreement was received by Voyager One on June 1, 2004, with an effective termination date of July 1, 2004.

         Effective March 1, 2004, Silicon Film Technologies, Inc., subleased computer equipment from Quest Manufacturing, Inc., an entity controlled by John Lichter, pursuant to four written sublease agreements. Pursuant to Equipment Sublease Agreement #1, Silicon Film Technologies, Inc. agreed to pay a monthly lease payment of $346.90 for a term on 20 months. Pursuant to Equipment Sublease Agreement #2, Silicon Film Technologies, Inc. agreed to pay a monthly lease payment of $2,389.37 for a term of 24 months. Pursuant to Equipment Sublease Agreement #3, Silicon Film Technologies, Inc. agreed to pay two advance payments of $4341.30 and a monthly lease payment of $2,041.51 for a term of 48 months. Pursuant to Equipment Sublease Agreement #4, Silicon Film Technologies, Inc. agreed to pay two advance payments of $2,590.08 and a monthly lease payment of $1,360.91 for a term of 36 months. Structured as pure "pass through" leasing arrangements, all of these subleases are on pricing terms that are identical to Quest Manufacturing's pricing under the master leases. In other words, Quest Manufacturing does not generate any profit from these subleases.

         On June 1, 2004, Voyager One issued an unsecured 6% $60,000 note payable with principal and interest due November 1, 2004 to Castle Hill Advisory Group. This note payable became effective from the restructuring of debt in the form of accounts payable for management services rendered by Castle Hill Advisory Group into a note payable. Castle Hill Advisory Group is an entity controlled by Voyager One's President, Sebastien DuFort.

         On June 1, 2004, Voyager One issued an unsecured 6% $60,000 note payable with principal and interest due November 1, 2004 to Quest Manufacturing, Inc. This note payable became effective from the restructuring of debt in the form of accounts payable for management services rendered by Quest Manufacturing into a note payable. Quest Manufacturing is an entity controlled by Voyager One's CEO, John Lichter.

         On June 30, 2004, Voyager One issued an unsecured 6% $80,000 note payable with principal and interest due November 1, 2004 to Quest Manufacturing, Inc. This note payable became effective from the restructuring of debt in the form of accounts payable for management services rendered by Quest Manufacturing into a note payable. Quest Manufacturing is an entity controlled by Voyager One's CEO, John Lichter.

         As of June 30, 2004 Voyager One owes a balance of $305,000 on a note payable to Quest Manufacturing, Inc., an entity controlled by John Lichter, our Chief Executive Officer. This note payable, in the original amount of $390,000, is evidenced by an Asset Purchase Agreement dated February 1, 2003. This note bears 6% interest and is due December 31, 2004. Quest Manufacturing subordinates in all respects its interest in any and all of the pledged property as set forth in the Asset Purchase Agreement to the convertible debentures held by Cornell Capital Partners, LP and Trey Resources, Inc.


                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         Our common stock is currently not traded on any public trading market. In May, 2004, Voyager One, through its market maker, filed an information statement pursuant to Section 15c-211 with the NASD to have its common stock quoted on the over-the-counter Bulletin Board pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934. No assurances can be given that our common stock will be so quoted.

         As of July 26, 2004, there were approximately 60 holders of record of our common stock.

         We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon Voyager One's revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of Voyager One's Board of Directors and may be subject to restrictions under the terms of any debt or other financing arrangements that Voyager One may enter into in the future. Voyager One presently intends to retain all earnings, if any, for use in Voyager One's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

         Our transfer agent is Publicease Stock Transfer. Its address is 3663 E. Sunset Road - Suite 102, Las Vegas, NV 89120. Its telephone number is 702-212-8797. Its fax number 702-796-5650.



                            DESCRIPTION OF SECURITIES

         The authorized capital stock of Voyager One consists of 200,000,000 shares of common stock $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. As of July 26, 2004, there were 14,600,000 shares of common stock outstanding and 1,000,000 shares of Series A preferred stock outstanding. The following description is a summary of the capital stock of Voyager One and contains the material terms of the capital stock. Additional information can be found in Voyager One's Articles of Incorporation and Bylaws.

         On April 26, 2004, Voyager One filed an amendment to its articles of incorporation increasing its authorized capital to 200,000,000 shares of common stock and 5,000,000 shares of preferred stock, each with a par value of $0.001 per share.

         COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of Voyager One, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

         PREFERRED STOCK. The Company is authorized to issue 5,000,000 shares of preferred stock, of which 1,000,000 shares are currently outstanding. The Company's Board of Directors is authorized to issue the preferred stock in one or more series and, with respect to each series, to determine the preferences and rights and the qualifications, limitations or restrictions thereof, including the dividends rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, the number of shares constituting the series and the designation of such series. The Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting rights of the holders of common stock and could have certain anti-takeover effects.

         SERIES A PREFERRED STOCK. The powers, preferences and rights of the Series A preferred stock and any qualifications, limitations or restrictions are identical to the common stock, with the exception of voting rights. Holders of Series A preferred stock are entitled to one hundred (100) votes in person or by proxy for each share of Series A preferred stock standing in his, her or its name on the stock transfer records of the Company. Except as otherwise specifically provided, all actions submitted to a vote of the Stockholders shall be voted on by the holders of common stock and Series A preferred stock, voting together as a single class. Each Series A Preferred Share is convertible into one share of common stock at the discretion of the stockholder.

         EXCHANGE OF VOYAGER ONE'S COMMON AND PREFERRED STOCK. In February 2004, under an Agreement and Plan of Reorganization between Voyager One, and Silicon Film Technologies, Inc., Voyager One instructed its transfer agent to issue an aggregate of 8,597,400 "restricted" shares of Voyager One's common stock and 625,000 "restricted" shares of Voyager One's Series A preferred stock to Silicon Film Technologies, Inc.'s stockholders on a PRO RATA basis and caused such shares to be delivered to Silicon Film Technologies, Inc. Each eight shares of Silicon Film Technologies, Inc.'s Class A common stock was exchanged for one share of Voyager One's common stock, and each eight shares of Silicon Film Technologies, Inc.'s Class B common stock was exchanged for one share of Voyager One's Series A preferred stock. The shares of common stock and Series A preferred stock referred to in this paragraph are stated on a pre-Stock Split basis.

         CONVERTIBLE DEBENTURES ISSUED IN CONNECTION WITH STANDBY EQUITY DISTRIBUTION AGREEMENT. On June 10, 2004, Voyager One issued a convertible debenture in the amount of $740,000 to Cornell Capital Partners. The debenture is convertible at the holder's option any time up to maturity (two years from the date of issuance) at a conversion price equal to the lowest closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg L.P. for the five trading days immediately preceding the conversion date. If the common stock is not traded on a principal market, the closing bid price means the reported closing bid price for the common stock as furnished by the NASD for the applicable periods. This debenture is not convertible if such conversion would result in Cornell Capital Partners beneficially owning more than 4.9% of our outstanding common stock, except upon an event of default or within sixty (60) days of maturity. At maturity, Voyager One has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to the lowest closing bid price of the common stock as listed on a principal market, as quoted by Bloomberg L.P. for the five trading days immediately preceding the conversion date. If our common stock is not traded on a principal market, the closing bid price means the reported closing bid price for our common stock as furnished by the NASD for the applicable periods.

         CONVERTIBLE DEBENTURES ISSUED IN CONNECTION WITH SECURITIES PURCHASE AGREEMENT. On May 21, 2004, Voyager One issued two convertible debentures (one for $300,000 and one for $100,000 ) to Cornell Capital Partners. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 150% of the lowest closing bid price of the common stock as submitted by a market maker and approved by the NASD or (ii) 50% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. These debentures are not convertible if such conversion would result in Cornell Capital Partners beneficially owning more than 4.9% of our outstanding common stock, except upon an event of default or within sixty (60) days of maturity. At maturity, Voyager One has the option to either pay the holder 150% of the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 150% of the lowest closing bid price of the common stock as submitted by a market maker and approved by NASD or (ii)

50% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The convertible debentures are secured by all of Voyager One's assets. If the debentures are redeemed, Voyager One will issue to Cornell Capital Partners a warrant to purchase 50,000 shares of common stock for every $100,000 redeemed. Subsequently Trey Resources, Inc. agreed to purchase up to $550,000 of these convertible debentures in Voyager One from Cornell Capital partners in connection with the Securities Purchase Agreement. Under the Securities Purchase Agreement, Cornell Capital Partners can purchase up to $1,100,000 of convertible debentures from Voyager One.

         OPTIONS. As of July 26, 2004, we had 400,000 outstanding options with an exercise price of $0.25. Such options expire in 2009.

         WARRANTS. As of July 26, 2004, we had outstanding warrants to purchase 666,666 shares of our common stock. Such warrants have an exercise price of $0.25 per share, and cannot be exercised until January 15, 2005. The warrants expire on January 15, 2010.


LIMITATION OF LIABILITY:  INDEMNIFICATION

         Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of Voyager One to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Voyager One.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Voyager One pursuant to the foregoing, or otherwise, Voyager One has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

         AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common and preferred stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Voyager One that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Voyager One's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.


                                     EXPERTS

         The financial statements of Silicon Film Technologies, Inc. for the year ended December 31, 2003 and since inception (June 28, 2002) included in the Prospectus have been audited by Mendoza Berger & Company, LLP, independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Voyager One's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                                  LEGAL MATTERS

         Marquis & Aurback of Las Vegas, Nevada will pass upon the validity of the shares of common stock offered hereby for us.


                              INTERESTS OF COUNSEL

         Marquis & Aurback of Las Vegas, Nevada does not hold any securities in Voyager One.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                         SILICON FILM TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          AUDITED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

                                TABLE OF CONTENTS




Independent Auditors' Report.................................................F-1

Balance Sheets...............................................................F-2

Statements of Operations.....................................................F-3

Statement of Changes in Stockholders' Equity.................................F-4

Statements of Cash Flows.....................................................F-5

Notes to Financial Statements................................................F-6

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of Silicon Film Technologies, Inc.

We have audited the accompanying balance sheets of Silicon Film Technologies, Inc. (a development stage company) as of December 31, 2003 and 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2003, for the period from inception (June 28, 2002) through December 31, 2002 and for the period from inception (June 28,
2002) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silicon Film Technologies, Inc. as of December 31, 2003 and 2002, and the results of its operations and cash flows for the year ended December 31, 2003, for the period from inception (June 28, 2002) through December 31, 2002 and for the period from inception (June 28,
2002) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed further in Note 2, the Company has been in the development stage since its inception (June 28, 2002) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         /s/ Mendoza Berger & Company, LLP


         March 12, 2004
         Irvine, California


                                SILICON FILM TECHNOLOGIES, INC.
                                 (A Development Stage Company)
                                        BALANCE SHEETS
                                  DECEMBER 31, 2003 AND 2002
----------------------------------------------------------------------------------------------
                                            ASSETS
                                                                    2003              2002
                                                                ------------      ------------
Current assets:
  Cash                                                          $    24,564       $        --
                                                                ------------      ------------
     Total current assets                                            24,564                --
                                                                ------------      ------------
Property and equipment, net (Note 3)                                 26,535                --
                                                                ------------      ------------
Other assets:
  Due from related party (Note 8)                                    11,250                --
  Deposit                                                             8,400                --
  Patents, net (Note 4)                                           1,111,867                --
                                                                ------------      ------------
     Total other assets                                           1,131,517                --
                                                                ------------      ------------
     Total assets                                               $ 1,182,616       $        --
                                                                ============      ============

                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                              $   456,744       $        --
  Accrued interest                                                   18,978                --
  Note payable - related party (Note 4)                             305,000                --
                                                                ------------      ------------
     Total current liabilities                                      780,722                --
                                                                ------------      ------------
Commitments (Note 6)                                                     --                --

Stockholders' equity: (Notes 7 and 8)
  Common Stock Class A, no par value, 75,000,000 shares
     authorized, 65,929,180 and 1,000 issued and outstanding
     at December 31, 2003 and 2002, respectively                  1,092,375             1,000
  Common Stock Class B, no par value, 5,000,000 shares
     authorized, 5,000,000 and 0 issued and outstanding at
     December 31, 2003 and 2002, respectively                            --                --

  Deficit accumulated during development stage                     (690,481)           (1,000)
                                                                ------------      ------------
     Total stockholders' equity                                     401,894                --
                                                                ------------      ------------
     Total liabilities and stockholders' equity                 $ 1,182,616       $        --
                                                                ============      ============


           The accompanying notes are an integral part of these financial statements

                                              F-2

                                        SILICON FILM TECHNOLOGIES, INC.
                                         (A Development Stage Company)
                                           STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------------------------------------
                                                                                            Cumulative amounts
                                                                          From inception      from inception
                                                         For the year     (June 28, 2002)     (June 28, 2002)
                                                             ended            through            through
                                                       December 31, 2003  December 31, 2002  December 31, 2003
                                                       -----------------  -----------------  -----------------
Operating expenses:
  Amortization                                         $    122,305       $         --       $    122,305
  Automobile expense                                         10,400                 --             10,400
  Bank service charge                                           499                 --                499
  Depreciation                                                1,042                 --              1,042
  Dues and subscriptions                                         74                 --                 74
  Office supplies                                             3,306                 --              3,306
  Postage and delivery                                          374                 --                374
  Consulting                                                442,855                 --            442,855
  Financing expense                                           5,625                 --              5,625
  Legal fees                                                 24,069              1,000             25,069
  Reference materials                                           115                 --                115
  Rent                                                       17,325                 --             17,325
  Repairs                                                     1,164                 --              1,164
  Supplies                                                      495                 --                495
  Telephone                                                   3,294                 --              3,294
  Travel and entertainment                                   27,818                 --             27,818
  Utilities                                                     992                 --                992
                                                       -------------      -------------      -------------
Total operating expenses and loss from operations           661,752              1,000            662,752
                                                       -------------      -------------      -------------
Interest expense                                             27,729                 --             27,729
                                                       -------------      -------------      -------------
Net loss before taxes                                      (689,481)            (1,000)          (690,481)
                                                       -------------      -------------      -------------
Provision for income taxes (Note 5)                              --                 --                 --
                                                       -------------      -------------      -------------
Net loss                                               $   (689,481)      $     (1,000)      $   (690,481)
                                                       =============      =============      =============
Net loss per share                                     $      (0.01)      $      (1.00)
                                                       =============      =============
Weighted average number of common shares
   outstanding                                           64,420,048              1,000
                                                       =============      =============

                   The accompanying notes are an integral part of these financial statements

                                                      F-3


                                               SILICON FILM TECHNOLOGIES, INC.
                                                (A Development Stage Company)
                                        STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                           FOR THE PERIOD FROM INCEPTION (June 28, 2002) THROUGH DECEMBER 31, 2003
----------------------------------------------------------------------------------------------------------------------------

                                  Common Stock - Class A          Common Stock - Class B
                               -----------------------------   ----------------------------
                                                                                                  Deficit
                                                                                                Accumulated
                                                                                                  During           Total
                                 Number of                      Number of                       Development    Stockholders'
                                  Shares          Amount          Shares          Amount           Stage           Equity
                               -------------   -------------   -------------   -------------   -------------   -------------
Balance at inception -
  June 28, 2002                           --   $         --               --   $         --    $         --    $         --
Issuance of stock for
  professional services                1,000          1,000               --             --              --           1,000

Net loss                                  --             --               --             --          (1,000)         (1,000)
                               -------------   -------------   -------------   -------------   -------------   -------------
Balance at December 31, 2002           1,000          1,000               --             --          (1,000)             --
                               -------------   -------------   -------------   -------------   -------------   -------------
Issuance of founders stock        44,100,680             --        5,000,000             --              --              --

Common stock issued for cash       4,950,000        247,500               --             --              --         247,500

Issuance of stock for
  patents (Note 4)                15,365,000        768,250               --             --              --         768,250

Conversion of notes
  payable into stock               1,400,000         70,000               --             --              --          70,000

Common stock issued in
  connection with financing          112,500          5,625               --             --              --           5,625

Net loss                                  --             --               --             --        (689,481)       (689,481)
                               -------------   -------------   -------------   -------------   -------------   -------------
Balance at December 31, 2003      65,929,180   $  1,092,375        5,000,000   $         --    $   (690,481)   $    401,894
                               =============   =============   =============   =============   =============   =============


                        The accompanying notes are an integral part of these financial statements

                                                               F-4

                                    SILICON FILM TECHNOLOGIES, INC.
                                     (A Development Stage Company)
                                       STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------
                                                                                     Cumulative amounts
                                                                       From inception  from inception
                                                       For the year    (June 28, 2002) (June 28, 2002)
                                                          ended           through         through
                                                       December 31,     December 31,     December 31,
                                                           2003             2002            2003
                                                      --------------   --------------   --------------
Cash flows from operating activities:
  Net loss                                            $    (689,481)   $      (1,000)   $    (690,481)

Adjustments to reconcile net loss to net cash used
   in operating activities:
     Amortization and depreciation                          123,347               --          123,347
Changes in assets and liabilities:
     Increase in deposits                                    (8,400)              --           (8,400)
     Increase in accounts payable                           456,744               --          456,744
     Increase in accrued interest                            18,978               --           18,978
                                                      --------------   --------------   --------------
          Net cash used in operations                       (98,812)          (1,000)         (99,812)
                                                      --------------   --------------   --------------
Cash flows from investing activities:
     Due from related party                                 (11,250)              --          (11,250)
     Acquisition of fixed assets                            (27,577)              --          (27,577)
     Acquisition of patents                                (465,922)              --         (465,922)
                                                      --------------   --------------   --------------
          Net cash used by investing activities            (504,749)              --         (504,749)
                                                      --------------   --------------   --------------
Cash flows from financing activities:
     Issuance of common stock for cash                      247,500               --          247,500
     Issuance of common stock for services                       --            1,000            1,000
     Issuance of common stock for financing                   5,625               --            5,625
     Issuance of notes payable                              460,000               --          460,000
     Payment on note payable                                (85,000)              --          (85,000)
                                                      --------------   --------------   --------------
          Net cash provided by financing activities         628,125            1,000          629,125
                                                      --------------   --------------   --------------
Net increase in cash                                         24,564               --           24,564

Cash, beginning of period                                        --               --               --
                                                      --------------   --------------   --------------
Cash, end of period                                   $      24,564    $          --    $      24,564
                                                      ==============   ==============   ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the for:
          Interest                                    $       8,750    $          --    $       8,750
                                                      ==============   ==============   ==============
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS:
     Issuance of 15,365,000 shares common stock -
          class A for patents acquired                $     768,250    $          --    $     768,250
                                                      ==============   ==============   ==============
     Conversion of notes payable into 1,400,000
          shares of common stock - class A            $      70,000    $          --    $      70,000
                                                      ==============   ==============   ==============

               The accompanying notes are an integral part of these financial statements

                                                  F-5

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------

1.       NATURE OF BUSINESSES
         --------------------

         Silicon Film Technologies, Inc. (the Company) was incorporated on June 28, 2002, in Illinois. The Company is a product design and development company. It is primarily engaged in the development of digital imaging solutions and products.

         The principal key in achieving this objective involves our design, development, and sale of electronic film hardware and software products for digital imaging applications. The Company is uniquely positioned for success based upon its development of a first-of-its-kind technology that enables a conventional 35mm single lens reflex (SLR) camera to capture, store, and transfer digital images without any modification to the camera.

         The Company's success will depend in part on its ability to obtain financing necessary to produce and sell its EFS product line. The EFS product suite is supported by a highly sophisticated design architecture that optimizes efficiency and scalability. It relies on CMOS technology-based image sensors and standard components such as SDRAM. The EFS rapidly captures and stores "pure" images. The design is scalable in that larger and higher resolution image sensors can be used with only minor product modifications. This allows for cost effective management of product life cycle enhancements. The (e)film cartridge fits in virtually any 35mm SLR camera model and is compatible with most camera operating features, lenses, and accessories photographers may use to take a photo thereby leveraging the in place investment in these accessories.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         The following summarizes the significant accounting policies and practices reflected in the accompanying financial statements:

         GOING CONCERN AND MANAGEMENT'S PLANS
         ------------------------------------

         The Company is presently a development stage entity. The Company must obtain additional financing to fund the production and sale of its products.

         Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these conditions are to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company's needs.

         In the interim, the Company will require minimal overhead, and key administrative and management functions will be provided by stockholders. Accordingly, the accompanying financial statements have been presented under the assumption that the Company will continue as a going concern.

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

         GOING CONCERN AND MANAGEMENT'S PLANS (Continued)
         ------------------------------------

         The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

         INCOME TAXES
         ------------

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         USE OF ESTIMATES
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment is stated at cost and is depreciated over the estimated useful lives of the related assets using the straight-line method. The Company uses other depreciation methods (generally accelerated depreciation methods) for tax purposes when appropriate. Amortization of leasehold improvements is provided on the straight-line method over the lesser of the lease or the estimated economic useful lives. The estimated useful lives are as follows:

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

         PROPERTY AND EQUIPMENT (Continued)
         ----------------------------------

                      Leasehold Improvements            5 years
                      Equipment and Fixtures            5 years
                      Vehicles                          5 years

         INTANGIBLE ASSETS
         -----------------

         On November 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets." The new standard requires that goodwill and indefinite-lived intangible assets no longer be amortized. In addition, goodwill and indefinite-lived intangible assets are tested for impairment at least annually. These tests will be performed more frequently if there are triggering events. Impairment losses after initial adoption will be recorded as a part of income from continuing operations.

         Definite-lived intangible assets, such as patents, are amortized over their estimated useful lives. The Company continually evaluates the reasonableness of the useful lives of these assets.

         IMPAIRMENT OF LONG-LIVED ASSETS
         -------------------------------

         The Company reviews the carrying values of its long-lived and intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. No impairment losses were recorded in 2003 and 2002.

         NET LOSS PER SHARE
         ------------------

         In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128 "Earnings Per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of loss per common share (basic and diluted) is based on the weighted average number of shares actually outstanding during the period. Diluted loss per share were not presented because they were considered to be anti-dilutive.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         -----------------------------------

         Financial instruments consist principally of cash and payables. The estimated fair value of these instruments approximate their carrying value.

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------

3.       PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment consist of the following at December 31:

                                               2003             2002
                                          -------------    -------------

         Furniture and equipment          $     25,010     $          -
         Leasehold improvements                  2,567                -
                                          -------------    -------------

                                                27,577                -
         Accumulated depreciation               (1,042)               -
                                          -------------    -------------

                                          $     26,535     $          -
                                          =============    =============

         Depreciation expense is $1,042 for the year ended December 31, 2003.


4.       PATENT PURCHASE AND NOTE PAYABLE
         --------------------------------

         On February 1, 2003 the company purchased patents, trademarks, and other intellectual property rights from Quest Manufacturing Inc., which is wholly owned by the Company's CEO, in exchange for a note payable for $390,000 with a stated interest rate of 6% due on December 31, 2004 and the issuance of 15,365,000 shares of Class A common stock valued at $768,250. Additionally, the Company assumed an accounts payable of $75,922, payable to the patent attorney.

         As of December 31, 2003 the balance due on the note payable was $305,000.

         The Company paid approximately a total of $1,234,172 for these patents and related assets, which are being amortized over their expected remaining life of 9 years and 3 months. Amortization expense charged to operations was $122,305 for 2003. Estimated amortization of the each of the next five years is $133,428. Total patents at December 31, 2003 are as follows:


         Patents                                         $    1,234,172
         Less: accumulated amortization                        (122,305)
                                                         ---------------
                                                         $    1,111,867
                                                         ===============

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------


5.       INCOME TAXES
         ------------

         The components of the deferred tax asset is as follows at December 31:


                                                         2003            2002
                                                    ------------    ------------
         Deferred tax assets:                       $    69,000     $         -
             Net operating loss carry-forward
             Amortization                                15,000               -
             Temporary timing difference                170,000               -
                                                    ------------    ------------
                                                        254,000               -
         Less: valuation allowance                     (254,000)              -
                                                    ------------    ------------
         Net deferred tax assets                    $         -     $         -
                                                    ============    ============

         The Company had available approximately $184,000 unused federal and state net operating loss carry-forwards at December 31, 2003, that may be applied against future taxable income. These net operating loss carry-forwards expire through 2023.

         SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At December 31, 2003, valuation allowances for the full amount of the net deferred tax asset were established due to the uncertainties as to the amount of the taxable income that would be generated in future years.

         Reconciliation of the difference between the statutory tax rate and the effective income tax rate is as follows at December 31:

                                                       2003           2002
                                                  ------------    ------------
         Statutory federal tax (benefit) rate         (34.0)%               -
         Statutory state tax (benefit) rate            (3.2)%               -
                                                  ------------    ------------
         Effective tax rate                           (37.2)%               -
         Valuation allowance                           37.2%                -
                                                  ------------    ------------
                                                         -                  -
                                                  ============    ============

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------

6.       COMMITMENTS
         -----------

         OPERATING LEASES
         ----------------

         The Company leases its facility which requires monthly payments of $4,200. In addition, the Company is responsible for all taxes and operating expenses. The lease expires on September 30, 2005. Total rent expense under this agreement was $17,325 for the year ended December 31, 2003.

         Subsequent to year end, the Company entered into various subleases for equipment which require monthly payments totaling $6,139 through January 2008.

         Future minimum rental payments are as follows:

                                        Equipment              Facility                Total
                                        --------------------   --------------------    --------------------
                   For the year ended
                      December 31,
                   ------------------

                          2004          $            57,985    $            50,400     $          108,385
                          2005                       72,970                 37,800                110,770
                          2006                       45,608                      -                 45,608
                          2007                       28,581                      -                 28,581
                          2008                        6,125                      -                  6,125
                                        --------------------   --------------------    -------------------
                                        $           211,269    $            88,200     $          299,469
                                        ====================   ====================    ===================

7.       COMMON STOCK
         ------------

         The Company is authorized to issue 75,000,000 shares of no par value Class A common stock and 5,000,000 shares of no par value Class B common stock. At December 31, 2003 and 2002 there were 65,929,180 and 1,000 shares of Class A common stock and 5,000,000 and 0 of Class B common stock, issued and outstanding, respectively.

         Holders of Class A common stock are entitled to one vote for each share held. Holders of Class B common stock generally vote as a single class with holders of Class A common stock but are entitled to one hundred votes for each share held. The Class A common stock and Class B common stock have equal liquidation and dividend rights.

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------

8.       SUBSEQUENT EVENTS
         -----------------

         SALE OF COMMON STOCK
         --------------------

         In January and February 2004, the Company sold 2,850,000 shares of its common stock - Class A at $0.05 per share for a total of $142,500.

         NOTES PAYABLE
         -------------

         On January 26, 2004 the Company issued a convertible note payable for $50,000 with an interest rate of 12%. Principal and interest is due on August 1, 2004. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on July 30, 2004.

         On January 27, 2004 the Company issued a convertible note payable for $50,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50 percent discount to the selling price of stock on the close of business on January 31, 2005

         On January 27, 2004, the Company issued a convertible note payable for $75,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on January 31, 2005.

         On January 27, 2004 the Company issued a convertible note payable for $25,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on January 31, 2005

         On February 4, 2004 the Company issued a convertible note payable for $25,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on January 31, 2005

         On February 4, 2004 the Company issued a convertible note payable for $25,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on January 31, 2005

         On February 9, 2004 the Company issued a convertible note payable for $25,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on January 31, 2005

                         SILICON FILM TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE PERIOD FROM INCEPTION (JUNE 28, 2002)
                            THROUGH DECEMBER 31, 2003
--------------------------------------------------------------------------------

8.       SUBSEQUENT EVENTS (CONTINUED)
         -----------------------------

         REORGANIZATION
         --------------

         On February 25, 2004, the Company made and entered into an agreement which provides for the reorganization of Silicon Film Technologies, Inc., an Illinois Corporation with and into Voyager One, Inc., a Nevada corporation with Silicon Film Technologies, Inc. becoming a wholly-owned subsidiary of Voyager One, Inc. ("Voyager"). The agreement is for the exchange of 100% of the outstanding common stock of Silicon Film Technologies, Inc. for shares of Voyager totaling 8,597,400 of common stock and 625,000 Series A preferred stock which are each convertible into one (1) share of Voyager common stock.

         The former stockholders of Silicon Film Technologies, Inc. acquired control of the Company upon the closing of the agreement. The exchange was accounted for as a reverse acquisition. Accordingly, for financial statement purposes, Silicon Film Technologies, Inc. was considered the accounting acquiror and the related business combination was considered a recapitalization of Silicon Film Technologies, Inc. rather than an acquisition by the Company. The historical financial statements prior to the agreement will be those of Silicon Film Technologies, Inc. and the name of the consolidated corporation going forward will be Voyager One, Inc..

         In connection with the reorganization, the Company has agreed to issue shares of common stock totaling 4% of Voyager's common stock, post acquisition, as a fee to an outside company.

         As of December 31, 2003 the Company has advanced Voyager $11,250.

         SUBORDINATED CONVERTIBLE NOTE PAYABLE
         -------------------------------------

         On March 22, 2004, Voyager issued an unsecured 6% $25,000 subordinated convertible note payable with principal and interest due April 1, 2007. Voyager, at its option, may at any time prior to the maturity date, redeem the note at 110% of face value of the principal and interest amount if redeemed within the first twelve months, at 120% of face value of the principal and interest amount if redeemed within the months 13 through 24 and at 130% of face value of the principal and interest amount if redeemed within months 25 through 36. After the second anniversary of the note, Voyager has the right to convert the note into common stock of Voyager. The conversion price shall be equal to 60% of the average closing bid price for the ten trading days immediately preceding the conversion date.

                                VOYAGER ONE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                               MARCH 31, 2004 AND
                                DECEMBER 31, 2003

                                TABLE OF CONTENTS



Balance Sheets..............................................................F-2

Statements of Operations....................................................F-3

Statement of Changes in Stockholders' Equity (Deficit)......................F-4

Statements of Cash Flows....................................................F-5

Notes to Financial Statements...............................................F-6


                                               VOYAGER ONE, INC.
                                         (A Development Stage Company)
                                                BALANCE SHEETS
---------------------------------------------------------------------------------------------------------

                                                    ASSETS

                                                                       MARCH 31, 2004
                                                                       (CONSOLIDATED)   DECEMBER 31, 2003
                                                                        (UNAUDITED)
                                                                        ------------      ------------
Current assets:
    Cash                                                                $        --       $    24,564
                                                                        ------------      ------------
     Total current assets                                                        --            24,564
                                                                        -----------       -----------
Property, equipment and software, net                                        62,278            26,535
                                                                        -----------       -----------
Other assets:
    Due from related party                                                       --            11,250
    Deposit                                                                   8,400             8,400
    Patents, net                                                          1,078,510         1,111,867
                                                                        -----------       -----------
     Total other assets                                                   1,086,910         1,131,517
                                                                        -----------       -----------
     Total assets                                                       $ 1,149,188       $ 1,182,616
                                                                        ===========       ===========

                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Bank overdraft                                                      $     3,789       $        --
    Accounts payable                                                        516,553           456,744
    Accrued expenses                                                         14,549                --
    Accrued interest                                                         28,385            18,978
    Note payable - related party                                            305,000           305,000
    Notes payable                                                           275,000                --
                                                                        -----------       -----------
     Total current liabilities                                            1,143,276           780,722
                                                                        -----------       -----------

Long term note payable                                                       25,000                --

Stockholders' equity (deficit):
    Preferred Stock, par value $.001, 5,000,000 shares authorized,
      1,000,000 shares issued and outstanding at March 31, 2004               1,000             1,000
    Common Stock, par value $.001, 200,000,000 shares
      authorized, 15,000,000 and 3,032,000 shares issued and
      outstanding at March 31, 2004 and December 31, 2003,
      respectively                                                           15,000            13,186
    Additional paid in capital                                            1,194,146         1,078,189
    Stock subscribed not issued, 32,000 shares                                1,000                --
    Deficit accumulated during development stage                         (1,230,234)         (690,481)
                                                                        -----------       -----------
     Total stockholders' equity (deficit)                                   (19,088)          401,894
                                                                        -----------       -----------
     Total liabilities and stockholders' equity (deficit)               $ 1,149,188       $ 1,182,616
                                                                        ===========       ===========

                                See accompanying notes to financial statements

                                                    VOYAGER ONE, INC.
                                              (A Development Stage Company)
                                                STATEMENTS OF OPERATIONS
                                                       (unaudited)
--------------------------------------------------------------------------------------------------------------------

                                                                                                  Cumulative amounts
                                                                                                    from inception
                                                                                                   (June 28, 2002)
                                                    For the three months                               through
                                                    ended March 31, 2004   For the three months     March 31, 2004
                                                       (consolidated)      ended March 31, 2003     (consolidated)
                                                    --------------------   --------------------     -------------
Operating expenses:
  Amortization                                             $     33,357           $         --      $    155,662
  Automobile expense                                              5,275                     --            15,675
  Bank service charge                                               775                     --             1,274
  Depreciation                                                    2,455                     --             3,497
  Equipment rent                                                  9,668                     --             9,668
  Licenses and permits                                              453                     --               453
  Insurance                                                      22,513                     --            22,513
  Office supplies                                                16,528                     --            25,533
  Postage and delivery                                            3,704                     --             4,078
  Product development                                            12,456                     --            12,456
  Consulting                                                    215,647                     --           658,502
  Legal fees                                                     32,748                     --            57,817
  Payroll and payroll taxes                                     124,661                     --           124,776
  Rent                                                           17,298                     --            34,623
  Repairs                                                         2,083                     --             3,247
  Supplies                                                        5,000                     --             5,495
  Telephone                                                       8,408                     --            11,702
  Travel and entertainment                                       15,427                     --            43,245
  Utilities                                                       1,892                     --             2,881
                                                           -------------          -------------     -------------
Total operating expenses and loss from operations               530,348                     --         1,193,097
                                                           -------------          -------------     -------------
Interest expense                                                  9,405                     --            37,137
                                                           -------------          -------------     -------------
Net loss before taxes                                          (539,753)                    --        (1,230,234)
                                                           -------------          -------------     -------------
Provision for income taxes                                           --                     --                --
                                                           -------------          -------------     -------------
Net loss                                                   $   (539,753)          $         --      $ (1,230,234)
                                                           =============          =============     =============
Net loss per share                                         $      (0.04)          $         --
                                                           =============          =============
Weighted average number of common shares outstanding         14,096,165              2,060,123
                                                           =============          =============

                                     See accompanying notes to financial statements

                                                         VOYAGER ONE, INC.
                                                   (A Development Stage Company)
                                      STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                               FOR THE PERIOD FROM INCEPTION (June 28, 2002) THROUGH MARCH 31, 2004
------------------------------------------------------------------------------------------------------------------------------------

                                    Preferred Stock            Common Stock
                                ----------------------- -------------------------
                                                                                                             Deficit
                                                                                                           Accumulated     Total
                                                Par        Number         Par      Additional     Stock       During    Stockholders
                                  Number of    Value         of          Value      Paid-in     Subscribed Development     Equity
                                    Shares     $ .001      Shares        $.001      Capital     Not Issued    Stage      (Deficit)
                                ------------ ---------- ------------ ------------ ------------  ---------- ------------  -----------
Balance at inception -
  June 28, 2002                          --  $      --           --  $        --  $        --   $      --  $        --   $       --

Issuance of stock for
  professional services                  --         --          200           --        1,000          --           --        1,000

Net loss during period                   --         --           --           --           --          --       (1,000)      (1,000)
                                ------------ ---------- ------------ ------------ ------------  ---------- ------------  -----------

Balance at December 31, 2002             --         --          200           --        1,000          --       (1,000)          --

Issuance of founders stock        1,000,000      1,000    8,820,136        8,820       (9,820)         --           --           --
Common stock issued for cash             --         --      990,000          990      246,510          --           --      247,500
Issuance of stock for patents            --         --    3,073,000        3,073      765,177          --           --      768,250
Conversion of notes payable
  into stock                             --         --      280,000          280       69,720          --           --       70,000
Common stock issued in
  connection with financing              --         --       22,500           23        5,602          --           --        5,625

Net loss                                 --         --           --           --           --          --     (689,481)    (689,481)
                                ------------ ---------- ------------ ------------ ------------  ---------- ------------  -----------

Balance at December 31, 2003      1,000,000      1,000   13,185,836       13,186    1,078,189          --     (690,481)     401,894

Common stock issued for cash             --         --      570,000          570      141,930          --           --      142,500
Reverse acquisition                      --         --      954,564          954      (34,758)      1,000           --      (32,804)
Issuance of shares for services          --         --      289,600          290        8,785          --           --        9,075

Net loss                                 --         --           --           --           --          --     (539,753)    (539,753)
                                ------------ ---------- ------------ ------------ ------------  ---------- ------------  -----------

Balance at March 31, 2004
   (unaudited)                    1,000,000  $   1,000   15,000,000  $    15,000  $ 1,194,146   $   1,000  $(1,230,234)  $  (19,088)
                                ============ ========== ============ ============ ============  ========== ============  ===========

                                          See accompanying notes to financial statements

                                                  VOYAGER ONE, INC.
                                            (A Development Stage Company)
                                              STATEMENTS OF CASH FLOWS
                                                     (unaudited)
--------------------------------------------------------------------------------------------------------------------
                                                                                                      Cumulative
                                                                                                        amounts
                                                                                                     from inception
                                                            For the three                            (June 28, 2002)
                                                            months ended        For the three            through
                                                           March 31, 2004       months ended         March 31, 2004
                                                           (consolidated)       March 31, 2003       (consolidated)
                                                          ----------------     ----------------     ----------------
Cash flows from operating activities:
  Net loss                                                $      (539,753)     $            --      $    (1,230,234)

Adjustments to reconcile net loss to net cash used
  in operating activities:
     Amortization and depreciation
  Changes in assets and liabilities:                               35,812                   --              159,159
     Increase in bank overdraft
     Increase in deposits                                           3,789                   --                3,789
     Increase in accounts payable                                      --                   --               (8,400)
     Increase in accrued expenses                                  59,809                   --              516,553
     Increase in accrued interest                                  14,549                   --               14,549
                                                                    9,407                   --               28,385
                                                          ----------------     ----------------     ----------------
          Net cash used in operations                            (416,387)                  --             (516,199)
                                                          ----------------     ----------------     ----------------
Cash flows from investing activities:
     Due from related party                                        11,250                   --                   --
     Acquisition of fixed assets                                  (28,198)                  --              (55,775)
     Acquisition of patents                                            --             (390,000)            (465,922)
     Acquisition of software                                      (10,000)                  --              (10,000)
                                                          ----------------     ----------------     ----------------
          Net cash used by investing activities                   (26,948)            (390,000)            (531,697)
                                                          ----------------     ----------------     ----------------
Cash flows from financing activities:
     Stock subscribed not issued                                    1,000                   --                1,000
     Recapitalization                                             (33,804)                  --              (33,804)
     Issuance of common stock for cash                            142,500                   --              390,000
     Issuance of common stock for services                          9,075                   --               10,075
     Issuance of common stock for financing                            --                   --                5,625
     Issuance of notes payable                                    300,000              390,000              760,000
     Payment on note payable                                           --                   --              (85,000)
                                                          ----------------     ----------------     ----------------
          Net cash provided by financing activities               418,771              390,000            1,047,896
                                                          ----------------     ----------------     ----------------
Net decrease in cash                                              (24,564)                  --                   --

Cash, beginning of period                                          24,564                   --                   --
                                                          ----------------     ----------------     ----------------
Cash, end of period                                       $            --      $            --      $            --
                                                          ================     ================     ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
     Interest                                             $            --      $            --      $         8,750
                                                          ================     ================     ================
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS:
  Issuance of Voyager One, Inc. common stock              $       (33,804)     $            --      $       (33,804)
                                                          ================     ================     ================
  Issuance of 15,365,000 shares of Silicon Film
     Technologies, Inc. common stock - class A for
     patents acquired                                     $            --      $       768,250      $       768,250
                                                          ================     ================     ================
  Conversion of notes payable into 1,400,000
     shares of Silicon Film Technology common stock
     - class A                                            $            --      $            --      $        70,000
                                                          ================     ================     ================

                             See accompanying notes to financial statements

                                                   F-5

                                VOYAGER ONE, INC.
                          (A Development Stage Company)
                         NOTES TO FINANCIALS STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                   (UNAUDITED)
--------------------------------------------------------------------------------

1.       BASIS FOR PRESENTATION
         ----------------------

         The financial information included herein is unaudited. However, such information reflects all adjustments (consisting solely of normal occurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods. The results of operations for the three months ended March 31, 2004, are not necessarily indicative of the results to be expected for the full year.

         The accompanying financial statements do not include footnotes and certain financial presentations normally required under generally accepted accounting principles; and, therefore, should be read in conjunction with the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, and Form 8K-A, filed on April 19, 2004.

2.       REORGANIZATION
         --------------

         As of February 25, 2004, the Company made and entered into an agreement which provides for the reorganization of Silicon Film Technologies, Inc., an Illinois Company, with and into Voyager One, Inc., a Nevada Company, resulting in Silicon Film Technologies, Inc. becoming a wholly-owned subsidiary of Voyager One, Inc. (Voyager). The agreement is for the exchange of 100% of the outstanding common stock (Class A and Class B common stock) of Silicon Film Technologies, Inc., for shares of Voyager totaling 13,755,840 of common stock and 1,000,000 Series A preferred stock, which are each convertible into one (1) share of Voyager common stock.

         The former stockholders of Silicon Film Technologies, Inc. acquired control of the Company upon the closing of the share exchange transaction. The exchange was accounted for as a reverse acquisition. Accordingly, for financial statement purposes, Silicon Film Technologies, Inc. was considered the accounting acquiror and the related business combination was considered a recapitalization of Silicon Film Technologies, Inc. rather than an acquisition by the Company. The historical financial statements prior to the agreement will be those of Silicon Film Technologies, Inc. and the name of the consolidated Company going forward will be Voyager One, Inc.

3.       SUBSEQUENT EVENTS
         -----------------

         FORWARD STOCK SPLIT
         -------------------

         On April 28, 2004, the Board of Directors of the Company authorized a forward stock split of its outstanding securities at a ratio of 1 Pre-Split Share converted to 1.6 Post Forward-Split Shares. The record date for such stock split shall be April 28, 2004. All share amounts have been retroactively restated to reflect this forward split.

         AMENDMENT TO THE ARTICLES OF INCORPORATION
         ------------------------------------------

         On April 26, 2004, the Company filed as amendment to its articles of incorporation increasing its authorized capital to 200 million shares of common stock and 5 million shares of preferred stock, each with a par value of $0.001 per share.

         ISSUANCE OF STOCK WARRANT AND STOCK OPTIONS
         -------------------------------------------

         On April 28, 2004, the Company issued stock options for 400,000 shares of post stock split common stock at $.25 per share to key employees of the Company. The stock options expire in 2009. The Company also issued a warrant to a financial consulting firm for 666,666 post stock split shares of its common stock at $.25 per share exercisable after February 26, 2005. This warrant expires on February 26, 2010.

         CANCELLATION OF SHARES
         ----------------------

         On April 28, 2004, the Company's CEO cancelled 400,000 post stock split shares of common stock.

                                VOYAGER ONE, INC.
                          (A Development Stage Company)
                         NOTES TO FINANCIALS STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                   (UNAUDITED)
--------------------------------------------------------------------------------

         NOTES PAYABLE
         -------------

         On April 16, 2004, the Company issued a note payable for $30,000, with an interest rate of 24% per annum. Principal and interest was due on May 6, 2004.

         On April 22, 2004, the Company issued a note payable for $50,000, with an interest rate of 24% per annum. Principal and interest is due on May 22, 2004.

         On April 27, 2004, the Company issued a note payable for $35,000, with an interest rate of 24% per annum. Principal and interest is due on May 27, 2004.

         On May 4, 2004, the Company issued two notes payable for $25,000 each, totaling $50,000, with interest rates of 24% per annum. Principal and interest on the notes are due on June 3, 2004.


    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

In February, 2004, the Board of Directors of Voyager One, Inc. determined that it was in the best interest of the Voyager One, Inc. to change its auditors, Haskell & White LLP. to Mendoza Berger & Company, LLP.

During Voyager One, Inc.'s fiscal years 2001-2002, and during the interim period from January 1, 2003 through the date February 23, 2004, there have been no past disagreements between Voyager One, Inc. and Haskell & White LLP., on any matter of accounting principles or practices, financial statement disclosure or auditing, scope or procedure.

The audit reports provided by Voyager One, Inc.'s auditors, Haskell & White LLP for the fiscal years ended December 31, 2001 and 2002 did not contain any adverse opinion nor was any report modified as to uncertainty, audit scope or accounting principles, except as follows:

Haskell & White LLP reports on the Voyager One, Inc.'s financial statements for the fiscal years ended December 31, 2001 and December 31, 2002, contained an explanatory paragraph stating that:

"The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is presently a shell company and has no operations and limited financial and other resources. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

The Board of Directors approved the appointment of Mendoza Berger & Company, LLP of Irvine, California as its new auditors in February, 2004. During the two most recent fiscal years and through the date hereof, neither Voyager One, Inc. nor any one on behalf of Voyager One, Inc. has consulted with Mendoza Berger & Company, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Voyager One, Inc.'s financial statements, or any other matters or reportable events required to be disclosed under Items 304 (a) (2)
(i) and (ii) of Regulation S-B.

WE HAVE NOT AUTHORIZED ANY DEALER,
SALESPERSON OR OTHER PERSON TO PROVIDE ANY
INFORMATION OR MAKE ANY REPRESENTATIONS
ABOUT VOYAGER ONE, INC. EXCEPT THE
INFORMATION OR REPRESENTATIONS CONTAINED IN
THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY
ADDITIONAL INFORMATION OR REPRESENTATIONS IF
MADE.

          -----------------------

This prospectus does not constitute an offer
to sell, or a solicitation of an offer to
buy any securities:                                 ----------------------

    O    except the common stock offered by               PROSPECTUS
         this prospectus;
                                                     ---------------------
    O    in any jurisdiction in which the
         offer or solicitation is not
         authorized;

    O    in any jurisdiction where the         22,710,560 SHARES OF COMMON STOCK
         dealer or other salesperson is not
         qualified to make the offer or
         solicitation;
                                                         VOYAGER ONE, INC.
    O    to any person to whom it is
         unlawful to make the offer or
         solicitation; or

    O    to any person who is not a United
         States resident or who is outside
         the jurisdiction of the United              ___________ __, 2004
         States.

The delivery of this prospectus or any
accompanying sale does not imply that:

    O    there have been no changes in the
         affairs of Voyager One, Inc. after
         the date of this prospectus; or

    O    the information contained in this
         prospectus is correct after the
         date of this prospectus.

          -----------------------

Until __________, 2004, all dealers
effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Voyager One, Inc.'s bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of our Company. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification,
(ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered for resale. All expenses will be paid by Voyager One, Inc.

         Securities and Exchange Commission Registration Fee     $         7,194
         Printing and Engraving Expenses                         $         1,500
         Accounting Fees and Expenses                            $        10,000
         Legal Fees and Expenses                                 $        30,000
         Miscellaneous                                           $         1,306
                                                                 ---------------

         TOTAL                                                   $        50,000
                                                                 ===============


ITEM 26.  SALES OF UNREGISTERED SECURITIES

         On January 26, 2004 the Company issued a convertible note payable for $50,000 with an interest rate of 12%. Principal and interest is due on August 1, 2004. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on July 30, 2004. In the event that the Company's common stock is not traded on any public market, there will be no conversion of the note into common stock and Voyager One, Inc. must pay the holder the outstanding principal balance and accrued interest.

         On January 27, 2004 the Company issued a convertible note payable for $50,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50 percent discount to the selling price of stock on the close of business on January 31, 2005

         On January 27, 2004, the Company issued a convertible note payable for $75,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on January 31, 2005.

         On January 27, 2004 the Company issued a convertible note payable for $25,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on January 31, 2005

         On February 4, 2004 the Company issued a convertible note payable for $25,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on January 31, 2005

         On February 4, 2004 the Company issued a convertible note payable for $25,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on January 31, 2005

         On February 9, 2004 the Company issued a convertible note payable for $25,000 with an interest rate of 12%. Principal and interest is due on February 1, 2005. The note is convertible into common stock on its due date at a 50% discount to the selling price of stock on the close of business on January 31, 2005

         As of February 25, 2004, Voyager One, Inc. acquired Silicon Film Technologies, Inc. in exchange for 8,597,400 newly issued shares of common stock and 625,000 shares of Series A preferred stock. As a condition of the closing of the share exchange transaction, certain stockholders of Voyager One, Inc. cancelled a total of 1,298,400 shares of common stock. Each eight shares of Silicon Class A common stock have been exchanged for one share of Voyager One, Inc.'s common stock and each eight shares of Silicon Film Technologies, Inc.'s Class B common stock have been exchanged for one share of Voyager One, Inc.'s Series A preferred stock (based on the total issuance of 8,597,400 Voyager One, Inc.'s shares of common stock). Each share of newly issued Series A preferred stock is entitled to one hundred votes. Following the closing of the transaction, there were 9,375,000 shares of Voyager One, Inc.'s common stock outstanding and 625,000 shares of Voyager One, Inc.'s Series A preferred stock outstanding.

         On March 22, 2004, Voyager One, Inc. issued an unsecured 6% $25,000 subordinated convertible note payable with principal and interest due April 1, 2007. Voyager One, Inc., at its option, may at any time prior to the maturity date, redeem the note at 110% of face value of the principal and interest amount if redeemed within the first twelve months, at 120% of face value of the principal and interest amount if redeemed within the months 13 through 24 and at 130% of face value of the principal and interest amount if redeemed within months 25 through 36. After the second anniversary of the note, Voyager One, Inc. has the right to convert the note into common stock of Voyager One, Inc. The conversion price shall be equal to 60% of the average closing bid price for the ten trading days immediately preceding the conversion date.

         During the quarter ended March 31, 2004, Voyager One, Inc. issued 8,597,400 pre-split (13,755,840 post-split) shares of common voting stock of Voyager One, Inc. and 625,000 pre-split (1,000,000 post-split) shares of Series A preferred stock to the stockholders of Silicon Film Technologies, Inc. pursuant to the Agreement and Plan of Reorganization between Voyager One, Inc. and the stockholders of Silicon Film Technologies, Inc.

         On April 28, 2004, John Lichter, Voyager One, Inc.'s Chief Executive Officer cancelled 400,000 shares of common stock.

         On April 28, 2004, Voyager One, Inc. issued stock options for 400,000 shares of restricted common stock at $.25 per share to key employees of Voyager One, Inc. The stock options expire in 2009.

         In May 2004, Voyager One, Inc. entered into a Securities Purchase Agreement pursuant to which Cornell Capital Partners agreed to purchase $1,100,000 of 5% secured, convertible debentures. To date, Voyager One, Inc. has received gross proceeds of $400,000. The balance of the proceeds will be paid as follows: $100,000 within 5 business days of Voyager One, Inc.'s common stock being approved for quotation on the Over-the-Counter Bulletin Board, $250,000 within 5 business days of Voyager One, Inc.'s filing this registration statement with the Securities and Exchange Commission and $350,000 within 5 business days of this registration statement being declared effective by the Securities and Exchange Commission. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 150% of the lowest closing bid price of the common stock as submitted by a market maker and approved by the National Association of Securities Dealers or (ii) 50% of the lowest closing bid price of the common stock for the 5 trading days immediately preceding the conversion date. Except upon an event of default and within sixty
(60) days of maturity, these debentures are not convertible if such conversion would result in Cornell Capital beneficially owning more than 4.9% of our outstanding common stock. At maturity, Voyager One, Inc. has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 150% of the lowest closing bid price of the common stock as submitted by a market maker and approved by the National Association of Securities Dealers or (ii) 50% of the lowest closing bid price of the common stock for the 5 trading days immediately preceding the conversion date. The convertible debentures are secured by all of Voyager One, Inc.'s assets. In the event the debentures are redeemed, then Voyager One, Inc. will issue to Cornell a warrant to purchase 50,000 shares for every $100,000 redeemed. Cornell Capital Partners purchased the convertible debentures from Voyager One, Inc. in a private placement in May 2004. Cornell Capital Partners will receive a one-time commitment fee of 10% of the gross proceeds of the convertible debentures. Subsequently, Cornell Capital Partners sold one-half of the convertible debentures to Trey Resources, Inc.

         On June 1, 2004, Voyager One, Inc. issued an unsecured 6% $60,000 note payable with principal and interest due November 1, 2004 to Castle Hill Advisory Group. This note payable became effective from the restructuring of debt in the form of accounts payable for management services rendered by Castle Hill Advisory Group into a note payable. Castle Hill Advisory Group is an entity controlled by Voyager One, Inc.'s President, Sebastien DuFort.

         On June 1, 2004, Voyager One, Inc. issued an unsecured 6% $60,000 note payable with principal and interest due November 1, 2004 to Quest Manufacturing, Inc. This note payable became effective from the restructuring of debt in the form of accounts payable for management services rendered by Quest Manufacturing into a note payable. Quest Manufacturing is an entity controlled by Voyager One, Inc.'s CEO, John Lichter.

         On June 30, 2004, Voyager One, Inc. issued an unsecured 6% $80,000 note payable with principal and interest due November 1, 2004 to Quest Manufacturing, Inc. This note payable became effective from the restructuring of debt in the form of accounts payable for management services rendered by Quest Manufacturing, Inc. into a note payable. Quest Manufacturing, Inc. is an entity controlled by Voyager One, Inc.'s CEO, John Lichter.

         In June 2004, Voyager One, Inc. entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to this agreement, Voyager One, Inc. may, at its discretion for up to 2 years, periodically issue and sell shares of common stock for a total purchase price of $20.0 million. If Voyager One, Inc. requests an advance under the Standby Equity Distribution Agreement, Cornell Capital Partners, L.P. will purchase shares of common stock for 98% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners, L.P. intends to sell any shares purchased under the Standby Equity Distribution Agreement at the market price. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon Voyager One, Inc. registering the shares of common stock with the Securities and Exchange Commission. Cornell Capital Partners was paid a one-time commitment fee of $740,000, payable as a debenture convertible into shares of common stock at a price equal to the lowest closing bid price for the five trading days immediately preceding the conversion date. In addition, we paid Newbridge Securities Corporation a fee of $10,000, payable as a debenture convertible into shares of common stock at a price equal to the lowest closing bid price for the five trading days immediately preceding the conversion date.

         On July 15, 2004, Voyager One, Inc. issued a warrant to CMI Capital LLC, a financial consulting firm, to purchase 666,666 shares of Voyager One, Inc.'s common stock at $.25 per share exercisable on and after January 15, 2005. This warrant expires on January 15, 2010. CMI Capital LLC principles are Gerry Martin and Greg Orlandella having equal interest. The limited liability corporation is managed by Gerry Martin and Greg Orlandella.

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Voyager One, Inc. so as to make an informed investment decision. More specifically, Voyager One, Inc. had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Voyager One, Inc.'s common stock.

ITEM 27.  EXHIBITS

         (a) The following exhibits are filed as part of this registration statement:


EXHIBIT NO.          DESCRIPTION                                             LOCATION
-----------          -----------                                             --------
2.1                  Agreement and Plan of Reorganization with Silicon       Incorporated by reference to Exhibit 2.1
                     Film Technologies, Inc.                                 filed in Form 8-K with the Securities and
                                                                             Exchange Commission on March 10, 2004

3.1                  Articles of Incorporation                               Incorporated by reference to Exhibit 3.1
                                                                             filed in Form 10-SB with the Securities and
                                                                             Exchange Commission on May 11, 2001

3.2                  Bylaws                                                  Incorporated by reference to Exhibit 3.2
                                                                             filed in Form 10-SB with the Securities and
                                                                             Exchange Commission on May 11, 2001

3.3                  Articles of Amendment to Articles of Incorporation      Incorporated by reference to Exhibit 3.1
                                                                             filed in Form 8-K with the Securities and
                                                                             Exchange Commission on May 10, 2004

3.4                  Series A Preferred Stock                                Provided herewith

5.1                  Opinion re: Legality                                    Provided herewith

10.1                 Agreement CMI Capital, LLC dated as of July 15, 2004    Provided herewith

10.2                 Standby Equity Distribution Agreement dated as of       Provided herewith
                     June 2004 between Voyager One, Inc. and Cornell
                     Capital Partners, LP

10.3                 Registration Rights Agreement dated as of June 2004     Provided herewith
                     between Voyager One, Inc. and Cornell Capital
                     Partners, LP

10.4                 Escrow Agreement dated as of June 2004 between          Provided herewith
                     Voyager One, Inc. and Cornell Capital Partners, LP

10.5                 Placement Agent Agreement dated as of June 2004 among   Provided herewith
                     Voyager One, Inc. and Newbridge Securities
                     Corporation

10.6                 Compensation Debenture given by Voyager One to          Provided herewith
                     Cornell Capital Partners, LP between Voyager One,
                     Inc. and Cornell Capital Partners, LP

10.7                 Securities Purchase Agreement dated as of May 2004      Provided herewith
                     between Voyager One, Inc. and Cornell Capital
                     Partners, LP

10.8                 Form of Convertible Debenture                           Provided herewith

10.9                 Security Agreement dated as of May 2004 between         Provided herewith
                     Voyager One, Inc. and Cornell Capital Partners, LP



                                      II-4

EXHIBIT NO.          DESCRIPTION                                             LOCATION
-----------          -----------                                             --------

10.10                Security Agreement dated as of May 2004 between         Provided herewith
                     Silicon Film Technologies, Inc. and Cornell Capital
                     Partners, LP

10.11                Registration Rights Agreement dated as of May 2004      Provided herewith
                     between Voyager One, Inc. and Cornell Capital
                     Partners, LP

10.12                Escrow Agreement dated as of May 2004 between Voyager   Provided herewith
                     One, Inc., Butler Gonzalez LLP and Cornell Capital
                     Partners, LP

10.13                Transfer Agent Instructions                             Provided herewith

10.14                Management Agreement                                    Provided herewith

10.15                Employment Agreement John Lichter effective October
                     1, 2003                                                 Provided herewith

10.16                Employment Agreement John Lichter effective July 1,
                     2004                                                    Provided herewith

10.17                Employment Agreement Sebastien DuFort effective
                     October 1, 2003                                         Provided herewith

10.18                Employment Agreement Sebastien DuFort effective July
                     1, 2004                                                 Provided herewith

10.19                Form of Employment Agreement                            Provided herewith

14.0                 Code of Ethics                                          Incorporated by reference to Item 5 filed in
                                                                             Form 8-K with the Securities and Exchange
                                                                             Commission on July 15, 2004

15.0                 Letter on Unaudited Interim Financial Information       Incorporated by reference to Note 1 filed in
                                                                             form 10-QSB filed with the Securities and
                                                                             Exchange Commission on May 21, 2004

16.0                 Letter on Change in Certifying Accountant               Incorporated by reference to Item 4 filed in
                                                                             Form 8-K with the Securities and Exchange
                                                                             Commission on February 27, 2004

21.0                 Subsidiaries of Company                                 Provided herewith

23.1                 Consent of Auditor                                      Provided herewith

23.2                 Consent of Marquis & Aurback                            Incorporated by reference to Exhibit 5.1 of
                                                                             this filing


ITEM 28.  UNDERTAKINGS

         THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered for resale) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered for resale, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, July 30, 2004.

                                   VOYAGER ONE, INC.

                                   By:    /S/ Sebastien DuFort
                                          -------------------------------------
                                   Name:  Sebastien DuFort
                                   Title: President and Acting Chief Financial
                                          Officer (Principal Financial Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                      TITLE                                      DATE
---------                      -----                                      ----

/S/ Sebastien DuFort           President, Acting Chief Financial       July 30, 2004
------------------------       Officer and Director (Principal
                               Financial
Sebastien DuFort               Officer)


/S/ John Lichter               Chief Executive Officer and Director    July 30, 2004
------------------------       (Principal Executive Officer)
John Lichter
